                                                    RULE NO. 424(b)(5)
                                                    REGISTRATION NO. 333-1548

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 12, 1998)

                                  [LOGO] CPS

                            CPS GRANTOR TRUST 1998-1

             $177,607,078 6.00% ASSET BACKED CERTIFICATES, CLASS A

                       FINANCIAL ASSET SECURITIES CORP.,
                                   DEPOSITOR

                       CONSUMER PORTFOLIO SERVICES, INC.,
                            ORIGINATOR AND SERVICER

  CPS Grantor Trust 1998-1 (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement dated as of March 1, 1998, among Financial Asset Securities Corp., a Delaware corporation, as depositor (the "Depositor"), Consumer Portfolio Services, Inc., a California corporation, as originator (in such capacity, an "Originator" and together with the other Originators identified herein, the "Originators") and servicer (in such capacity, the "Servicer") of the Receivables, and Norwest Bank Minnesota, National Association, a national banking association, as trustee (in such capacity, the "Trustee") and standby servicer (in such capacity, the "Standby Servicer"), and will issue $177,607,078.00 aggregate principal amount of 6.00% Asset Backed Certificates, Class A (the "Class A Certificates") and $9,347,740.61 aggregate principal amount of 10.25% Asset Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered hereby.

  The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Receivables") secured by the used and new automobiles, light trucks, vans and minivans financed thereby, certain monies due or received thereunder after March 2, 1998, and certain other property, as described herein.

  Full and complete payment of the Class A Distributable Amount (as defined herein) on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy issued by Financial Security Assurance Inc. ("Financial Security").

                                  [LOGO] FSA.

                                                   (Continued on following page)

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 13 OF THE ACCOMPANYING PROSPECTUS.

                               ----------------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC., CONSUMER PORTFOLIO SERVICES INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC., CONSUMER PORTFOLIO SERVICES INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The Class A Certificates are being offered by Greenwich Capital Markets, Inc. (the "Underwriter") to the public from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the Depositor are expected to be approximately $177,163,060.31, before deducting issuance expenses payable by the Depositor.

  The Class A Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made through the Same Day Funds System of The Depository Trust Company on or about March 16, 1998.

GREENWICH CAPITAL MARKETS
--------------------------------------------------------------------------------
A DIVISION OF NATWEST MARKETS                                         [LOGO]NWM

The date of this Prospectus Supplement is March 12, 1998.

  The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately 95% of the Trust, other than interest received by the Trust in excess of the Class A Pass-Through Rate of 6.00% per annum. The Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately 5% of the Trust, other than interest received by the Trust in excess of the Class B Pass-Through Rate of 10.25% per annum. Principal and interest at the applicable Pass-Through Rate will be distributed to Certificateholders on the 15th day of each month (or the next following business day), commencing April 15, 1998 (each a "Distribution Date"). The rights of the Class B Certificateholders to receive distributions are subordinated to the rights of the Class A Certificateholders and the Certificate Insurer to the extent described herein. The Final Scheduled Distribution Date for the Certificates will be the Distribution Date in August 2003.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE SECURITIES OFFERED HEREBY AND, TO THAT EXTENT, SUPPLEMENTS THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS.

  INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates.

  In addition to the documents described above, the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus Supplement:

  a. Annual Report on Form 10-K for the year ended December 31, 1996;

  b. Quarterly Report on Form 10-Q for the period ended March 31, 1997;

  c. Quarterly Report on Form 10-Q for the period ended June 30, 1997; and

  d. Quarterly Report on Form 10-Q for the period ended September 30, 1997.

  All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

  The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

  The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Request should be made to Brian Bernard, Senior Vice President of Financial Asset Securities Corp. in writing at 600 Steamboat Road, Greenwich, Connecticut 06830.

  The Depositor on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of Holdings referred to above and filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement of which this Prospectus Supplement and the Prospectus are a part shall be deemed to be a new registration statement relating to the Class A Certificates offered hereby and the offering of such Class A Certificates at that time shall be deemed to be the initial bona fide offering thereof.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer......................       CPS Grantor Trust 1998-1, a trust to be
                                   formed pursuant to a Pooling and Servicing
                                   Agreement to be dated as of March 1, 1998
                                   (the "Pooling and Servicing Agreement"), among the Depositor, Consumer Portfolio
                                   Services, Inc., as Servicer, and the Trustee and Standby Servicer.

Depositor...................       Financial Asset Securities Corp., a Delaware
                                   corporation (the "Depositor"). The Depositor is an indirect limited purpose subsidiary of National Westminster Bank plc and an affiliate of Greenwich Capital Markets, Inc.
                                   See "The Depositor" in the Prospectus and
                                   "Underwriting" herein. None of the
                                   Depositor, National Westminster Bank plc or any of their respective affiliates will insure or guarantee or otherwise be obligated with respect to the Certificates.

Originators.................       Consumer Portfolio Services, Inc. ("CPS"), a
                                   California corporation, Samco Acceptance
                                   Corp. ("Samco"), a Delaware corporation, and Linc Acceptance Company LLC ("Linc"), a
                                   Delaware limited liability company (each, in such capacity, an "Originator" and, together, the "Originators"). CPS holds an 80% ownership interest in each of Samco and Linc.

Servicer....................       CPS (in its capacity as servicer of the
                                   Receivables, the "Servicer"). The Servicer is referred to as the Master Servicer in the Prospectus.

Trustee and Standby                Norwest Bank Minnesota, National
Servicer....................       Association, a national banking association
                                   (in its capacity as trustee, the "Trustee" and in its capacity as standby servicer, the "Standby Servicer").

Certificate Insurer.........       Financial Security Assurance Inc., a
                                   financial guaranty insurance company
                                   incorporated under the laws of the State of New York (the "Certificate Insurer"). See
                                   "The Certificate Insurer" herein.

The Certificates............       The Certificates consist of two classes,
                                   entitled 6.00% Asset Backed Certificates,
                                   Class A (the "Class A Certificates") and
                                   10.25% Asset Backed Certificates, Class B
                                   (the "Class B Certificates") and, together with the Class A Certificates, the "Certificates"). The Class B Certificates are not offered hereby and the information herein with respect thereto is provided only to permit a better understanding of the

                                   Class A Certificates. Each Certificate will evidence beneficial ownership of an undivided interest in the Trust. The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust Assets equal to the Class A Percentage of the Trust Assets, but not including any interest received by the Trust in excess of the Class A Pass-Through Rate. The Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust Assets equal to the Class B Percentage of the Trust Assets, but not including any interest received by the Trust in excess of the Class B Pass-Through Rate.

                                   The "Class A Percentage" as of any date of determination will be 95%. The "Class B Percentage" as of any date of determination will be 5%.

                                   The rights of the Class B Certificates to receive distributions will be subordinated to the rights of the Class A Certificates and the Certificate Insurer to the extent described herein.

                                   See "The Certificates" herein.

                                   The Class A Certificates will be represented initially by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in a Class A Certificate will be entitled to receive a definitive certificate representing such person's interest in the Trust except in the limited circumstances described in the Prospectus. Under the terms of the Pooling and Servicing Agreement, unless and until the Certificates are issued in definitive form, the beneficial owners thereof will not be recognized as Certificateholders and will be permitted to exercise the rights of Certificateholders only indirectly through DTC. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities" in the Prospectus.

Trust Assets................       The property of the Trust (the "Trust
                                   Assets") will include (i) a pool of retail installment sale contracts (each, a
                                   "Receivable", and collectively, the
                                   "Receivables") secured by the used and new automobiles, light trucks, vans and minivans financed thereby (the "Financed Vehicles"),
                                   (ii) with respect to Rule of 78's
                                   Receivables, all payments due thereon after March 2, 1998 (the "Cutoff Date"), and, with respect to Simple Interest Receivables, all payments received thereunder after the
                                   Cutoff Date, (iii) security interests in the Financed Vehicles, (iv) certain bank accounts and the proceeds thereof, (v) the right of the Depositor to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts, (vi) all right, title and interest of the Depositor in and to the Purchase Agreements (as defined below), (vii) the benefits of a financial guaranty insurance policy (the
                                   "Policy") issued by the Certificate Insurer with respect to the Class A Certificates, and (viii) certain other property, as more fully described herein. See "The Trust
                                   Assets" herein.

The Receivables.............       On the Closing Date, the Depositor will
                                   purchase from the Originators Receivables having an aggregate principal balance of approximately $186,954,818.61 as of the
                                   Cutoff Date. The Receivables will be
                                   purchased pursuant to three purchase
                                   agreements, each dated as of March 1, 1998
                                   (each, a "Purchase Agreement" and, together, the "Purchase Agreements"), between the respective Originators and the Depositor.
                                   The Receivables sold by CPS, Samco and Linc
                                   (the "CPS Receivables", "Samco Receivables" and "Linc Receivables", respectively) will represent approximately 91.45%, 6.05% and
                                   2.50%, respectively, of the Pool Balance (as defined herein) as of the Cutoff Date. The
                                   Trust, in turn, will purchase the
                                   Receivables on the Closing Date from the Depositor, and the Servicer will agree to service the Receivables, pursuant to the Pooling and Servicing Agreement. See "The
                                   Receivables Pool" herein and "The
                                   Receivables Pools" in the Prospectus.

                                   The Receivables will consist of retail
                                   installment sale contracts secured by used and new automobiles, light trucks, vans and minivans including, with respect to Rule of 78's Receivables, the rights to all payments due with respect to such Receivables after the Cutoff Date, and, with respect to Simple Interest Receivables, the rights to all payments received with respect to such Receivables after the Cutoff Date. As of the Cutoff Date, approximately 89.55% of the Receivables by Principal Balance represented financing of used vehicles.

                                   The Receivables arise from loans originated by automobile dealers or independent finance companies ("IFCs") for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs. The auto loan programs target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "CPS's Automobile Contract Portfolio-- General", "The Receivables Pool" and "Risk Factors--Sub-Prime Obligors; Servicing" herein.

                                   The Receivables have been selected from
                                   motor vehicle retail installment sale
                                   contracts in the Originators' portfolios based on the criteria specified in the Purchase Agreements and described in this Prospectus Supplement. No Receivable has a scheduled maturity date later than March 31, 2003.

Terms of the Certificates

 A. Distribution Dates.......      Distributions of interest and principal on
                                   the Certificates will be made on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding
                                   Business Day (each, a "Distribution Date"), commencing April 15, 1998. Distributions will be made to holders of record of the Certificates (the "Certificateholders") as of the 10th day of each month (each, a "Record Date"). A "Business Day" is a day other than a Saturday, a Sunday or day on which banking institutions or trust companies in The City of New York, the city in which the corporate trust office of the Trustee is located or the city in which the executive offices of the Servicer or the principal place of business of the Certificate Insurer is located are authorized by law, regulation or executive order to be closed.

 B. Pass-Through Rates.......      Interest will accrue on the Class A
                                   Certificates at the rate of 6.00% per annum
                                   (the "Class A Pass-Through Rate") and on the
                                   Class B Certificates at the rate of 10.25% per annum (the "Class B Pass-Through Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months.

 C. Distributions............      Interest. On each Distribution Date, the
                                   Trustee will, to the extent there are funds available from the sources described herein,
                                   (i) distribute pro rata to the holders of record of the Class A Certificates (the
                                   "Class A Certificateholders") as of the
                                   related Record Date thirty (30) days of
                                   interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period and (ii) distribute pro rata to the holders of record of the Class B Certificates (the "Class B
                                   Certificateholders") as of the related
                                   Record Date thirty (30) days of interest at the Class B Pass-Through Rate on the Class B
                                   Certificate Balance as of the close of
                                   business on the last day of the related
                                   Collection Period; provided, however, that on the first Distribution Date, the Certificateholders will be entitled to interest at the Class A Pass-Through Rate or the Class B Pass-Through Rate, as applicable, on the initial Class A
                                   Certificate Balance or the initial Class B
                                   Certificate Balance, as applicable, from and including the Closing Date through and including April 14, 1998.



                                   Principal. On each Distribution Date, the
                                   Trustee will, to the extent that there are funds available from the sources described herein, distribute (a) to the Class A

                                   Certificateholders as of the related Record
                                   Date, an amount equal to the Class A
                                   Percentage of the Principal Distributable
                                   Amount and (b) to the Class B
                                   Certificateholders as of the related Record
                                   Date, an amount equal to the Class B
                                   Percentage of the Principal Distributable
                                   Amount. The "Principal Distributable Amount" for a Distribution Date shall equal the sum of (a) the principal portion of all Scheduled Payments due and received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full (including prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection Period plus any amounts applied from the Payahead Account with respect to such Receivable) (without duplication of amounts included in (a) above and (d) below); (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the preceding Collection Period and, at the option of the Certificate Insurer, the Principal Balance of each Receivable that was required to be but was not so repurchased or purchased (without duplication of the amounts referred to in
                                   (a) and (b) above); (d) the Principal
                                   Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (d) above). In addition, on the Distribution Date in August 2003 (the "Final Scheduled Distribution Date"), the principal required to be distributed to the Class A Certificateholders will equal the then outstanding Class A Certificate Balance and the principal required to be distributed to the Class B Certificateholders will equal the then outstanding Class B Certificate Balance.

                                   A "Collection Period" with respect to a
                                   Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs; provided, however, that with respect to the first Distribution Date, the "Collection Period" will be the period from and excluding the Cutoff Date to and including March 31, 1998.

                                   See "The Certificates".

Priority of Payments........       On each Distribution Date, the Trustee shall
                                   make the following distributions in the
                                   following order of priority:

                                       (i) to the Servicer, the Servicing Fee
                                       (as defined herein) and all unpaid
                                       Servicing Fees from prior

                                       Collection Periods; provided, however,
                                       that as long as CPS is the Servicer and
                                       Norwest Bank Minnesota, National
                                       Association, is the Standby Servicer,
                                       the Trustee will first pay to the
                                       Standby Servicer out of the Servicing
                                       Fee otherwise payable to CPS an amount
                                       equal to the Standby Fee;

                                       (ii) in the event the Standby Servicer
                                       becomes the successor Servicer, to the
                                       Standby Servicer, reasonable transition
                                       expenses (up to a maximum of $50,000)
                                       incurred in acting as successor
                                       Servicer;

                                       (iii) to the Trustee, the Trustee Fee
                                       (as defined herein) and all unpaid
                                       Trustee Fees and unpaid reasonable
                                       expenses of the Trustee;

                                       (iv) to the Collateral Agent (as defined herein), all fees and expenses payable to the Collateral Agent with respect to such Distribution Date;

                                       (v) to the Class A Certificateholders,
                                       the Class A Interest Distributable
                                       Amount (as defined herein) and any Class
                                       A Interest Carryover Shortfall (as
                                       defined herein);

                                       (vi) to the Class B Certificateholders,
                                       the Class B Interest Distributable
                                       Amount (as defined herein) and any Class
                                       B Interest Carryover Shortfall (as
                                       defined herein);

                                       (vii) to the Class A Certificateholders, the Class A Principal Distributable Amount (as defined herein) and any Class A Principal Carryover Shortfall (as defined herein);

                                       (viii) to the Certificate Insurer, any
                                       amounts due to the Certificate Insurer
                                       under the terms of the Pooling and
                                       Servicing Agreement and under the
                                       Insurance Agreement (as defined herein);

                                       (ix) in the event any person other than
                                       the Standby Servicer becomes the
                                       Servicer, to such successor Servicer,
                                       reasonable transition expenses (up to a
                                       maximum of $50,000) incurred in acting
                                       as successor Servicer;

                                       (x) to the Class B Certificateholders,
                                       the Class B Principal Distributable
                                       Amount (as defined herein) and any Class
                                       B Principal Carryover Shortfall (as
                                       defined herein); and

                                       (xi) to the Collateral Agent, for
                                       deposit into the Spread Account, the
                                       remaining Total Distribution Amount, if
                                       any. See "The Certificates--
                                       Distributions on Certificates--Priority
                                       of Distribution Amounts".

Spread Account..............       As part of the consideration for the
                                   issuance of the Policy, an affiliate of CPS has agreed to cause the Spread Account to be established with the Collateral Agent for the benefit of the Certificate Insurer and the Trustee on behalf of the Class A
                                   Certificateholders. Any portion of the Total
                                   Distribution Amount remaining on any
                                   Distribution Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Trustee, the Collateral Agent, the Certificate
                                   Insurer, any successor Servicer and all
                                   principal and interest payments due to the Certificateholders on such Distribution
                                   Date, will be deposited in the Spread
                                   Account and held by the Collateral Agent for the benefit of the Trustee, on behalf of the Class A Certificateholders, and the
                                   Certificate Insurer. The Collateral Agent will not hold for the benefit of the Class B
                                   Certificateholders the amounts on deposit in the Spread Account. If on any Distribution
                                   Date, the Total Distribution Amount is
                                   insufficient (taking into account the
                                   application of the Total Distribution Amount to the payment of the Class B Interest
                                   Distributable Amount and any Class B
                                   Interest Carryover Shortfall) to pay all distributions required to be made on such day pursuant to priorities (i), (ii), (iii),
                                   (iv), (v) and (vii) referred to above in "Priority of Payments", amounts on deposit in the Spread Account will be applied to pay the amounts due on such Distribution Date pursuant to such priorities (i), (ii),
                                   (iii), (iv), (v) and (vii). See "The
                                   Certificates--Distributions on
                                   Certificates--The Spread Account".

                                   Amounts on deposit in the Spread Account on any Distribution Date, which (after all payments required to be made on such date have been made) are in excess of the requisite amount (the "Requisite Amount") determined from time to time in accordance with certain portfolio performance tests agreed upon by the Certificate Insurer and CPS Receivables Corp., a special purpose subsidiary of CPS ("CPS Receivables Corp."), will be released to or at the direction of CPS Receivables Corp. on such Distribution Date. Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Certificate Insurer prior to the occurrence and continuation of a Certificate Insurer Default and with the consent of CPS, the Depositor and the Collateral Agent (but without the consent of the
                                   Certificateholders), Class A
                                   Certificateholders should not rely on
                                   amounts in the Spread Account for payments of principal of, or interest on, either the Class A Certificates or the Class B Certificates; provided, however, that the Certificate Insurer will agree that it will not reduce the Requisite Amount or modify or terminate the Master Spread Account Agreement such that the Class A

                                   Certificates, without the benefit of the Policy, would be rated less than "BBB" by Standard & Poor's or "Baa2" by Moody's. See "The Certificates--Distributions on
                                   Certificates--The Spread Account".

Subordination...............       Distributions of interest on the Class B
                                   Certificates will be subordinated in
                                   priority of payment to interest due on the Class A Certificates. Distributions of principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A
                                   Certificates. Accordingly, the Class A
                                   Certificates will receive the benefit of amounts otherwise due on the Class B
                                   Certificates as credit enhancement. Funds otherwise available to pay interest on the Class B Certificates will be applied first to the payment of any amounts due on the Class A Certificates on account of the Class
                                   A Interest Distributable Amount and any
                                   Class A Interest Carryover Shortfall before any portion thereof is paid to the Class B
                                   Certificateholders and funds otherwise
                                   available to pay principal of the Class B
                                   Certificates will be applied first to the payment of the Class A Interest
                                   Distributable Amount, any Class A Interest
                                   Carryover Shortfall, the Class A Principal
                                   Distributable Amount and any Class A
                                   Principal Carryover Shortfall before any portion thereof is paid to the Class B
                                   Certificateholders.

Repurchases and Purchases
of Certain Receivables......
                                   CPS has made certain representations and warranties relating to the Receivables (including the Samco Receivables and the Linc Receivables) to the Depositor in the Purchase Agreement between CPS and the Depositor (the "CPS Purchase Agreement"), and the Depositor has assigned such representations and warranties to the Trustee for the benefit of the Trust and the Certificate Insurer in the Pooling and Servicing Agreement. The Trustee, as acknowledged assignee of the repurchase obligations of CPS under the CPS Purchase Agreement, will be entitled to require CPS to repurchase any Receivable (including the Samco Receivables and the Linc Receivables) if such Receivable is materially adversely affected by a breach of any representation or warranty made by CPS with respect to the Receivable and such breach has not been cured as of the last day of the second (or, if CPS elects, the first) month following discovery by the Depositor or CPS or notice to the Depositor and CPS.

                                   The Servicer will be obligated to repurchase any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the last day of the penultimate Collection Period preceding the Final Scheduled Distribution Date or fails to maintain a perfected security interest in the Financed Vehicle. See "The Certificates--Servicing Procedures" herein.

The Policy..................       On the Closing Date, the Certificate Insurer
                                   will issue the Policy to the Trustee for the benefit of the Class A Certificateholders.
                                   Pursuant to the Policy, the Certificate
                                   Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders payment of the Class A Interest
                                   Distributable Amount and the Class A
                                   Principal Distributable Amount
                                   (collectively, the "Class A Guaranteed
                                   Distribution Amount") on each Distribution
                                   Date. The Class B Certificates do not have the benefit of the Policy.

Servicing...................       The Servicer will be responsible for
                                   servicing, managing and making collections on the Receivables. On or prior to the next billing period after the Cutoff Date, the Servicer will notify each Obligor to make payments with respect to the Receivables after the Cutoff Date directly to a post office box in the name of CPS Receivables
                                   Corp. for the benefit of the
                                   Certificateholders and the Certificate
                                   Insurer (the "Post Office Box"). Bank of
                                   America National Trust and Savings
                                   Association, as the lock-box processor (the
                                   "Lock-Box Processor"), will transfer any such payments received in the Post Office
                                   Box to a segregated lock-box account at Bank of America National Trust and Savings
                                   Association (the "Lock-Box Bank"), in the name of CPS Receivables Corp. for the benefit of the Certificateholders and the Certificate Insurer (the "Lock-Box
                                   Account"). Within two Business Days after receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-
                                   Box Bank to effect a transfer of funds from the Lock-Box Account to one or more accounts established with the Trustee. The Servicer will not be obligated to make advances with respect to principal or interest due on delinquent or defaulted Receivables. See
                                   "The Certificates--Accounts" and "--Payments on the Receivables".

Standby Servicer............       If an Event of Default occurs and remains
                                   unremedied, (1) provided no Certificate
                                   Insurer Default has occurred and is
                                   continuing, then the Certificate Insurer in its sole and absolute discretion, or (2) if a Certificate Insurer Default shall have occurred and be continuing, then the Trustee or the holders of Class A Certificates evidencing not less than 25% of the Class A
                                   Certificate Balance, may terminate the
                                   rights and obligations of the Servicer under the Pooling and Servicing Agreement. If such event occurs when CPS is the Servicer, or, if CPS resigns as Servicer or is terminated as Servicer by the Certificate Insurer, Norwest Bank Minnesota, National Association
                                   (in such capacity, the "Standby Servicer"), has agreed to serve as successor Servicer under the Pooling and Servicing Agreement pursuant to a Servicing Assumption Agreement dated as of March 1, 1998 among

                                   CPS, the Standby Servicer and the Trustee
                                   (the "Servicing Assumption Agreement"). The
                                   Standby Servicer will receive a portion of the Servicing Fee (the "Standby Fee") for agreeing to stand by as successor Servicer and for performing other functions. If the Standby Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation at a then current market rate, not to exceed 3.00% per annum. See "Standby Servicer".

Servicing Fee...............       The Servicing Fee for each Distribution Date
                                   shall be equal to the sum of (i) the result of one-twelfth times 2.00% of the Pool
                                   Balance as of the close of business on the last day of the second preceding Collection
                                   Period plus (ii) the result of one-twelfth times 0.08% of the aggregate outstanding principal balance of the Certificates as of the close of business on the last day of the second preceding Collection Period;
                                   provided, however, that with respect to the first Distribution Date the Servicer will be entitled to receive a Servicing Fee equal to the sum of (i) the result of one-twelfth times 2.00% of the original Pool Balance plus (ii) the result of one-twelfth times
                                   0.08% of the aggregate outstanding principal balance of the Certificates as of the Closing Date. As additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.

Optional Purchase...........       The Servicer may at its option purchase all
                                   the Receivables as of the last day of any month on or after which the Pool Balance is equal to 10% or less of the original Pool
                                   Balance, at a purchase price equal to the aggregate of the Purchase Amounts (as defined herein) for all Receivables in the Trust plus the appraised value of any other property held by the Trust; provided, however, that the Servicer's right to exercise such option will be subject to the prior approval of the Certificate Insurer, but only if, after giving effect thereto, a claim on the Policy would occur or any amount owing to the Certificate Insurer or the holders of the Class A Certificates would remain unpaid.

Trust Accounts..............       The property of the Trust will include all
                                   amounts on deposit from time to time in the Collection Account. See "Description of the
                                   Transfer and Servicing Agreements--Trust
                                   Accounts" in the Prospectus.

                                   CPS Receivables Corp. will maintain the
                                   Spread Account with the Trustee as a
                                   segregated trust account; however, the
                                   Spread Account will not be property of the Trust. See "The Certificates--Accounts" herein.

Tax Status..................       In the opinion of Brown & Wood LLP, the
                                   Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the Certificates will report their pro rata share of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees.

                                   See "Material Federal Income Tax
                                   Consequences" in the Prospectus for
                                   additional information concerning the
                                   application of federal income tax laws to the Trust and the Certificates. Persons considering a purchase of Class A Certificates should also consider and discuss with their tax advisors the information set forth in the Prospectus under "Material Federal Income Tax Consequences--Trusts Treated as Grantor Trusts".

ERISA Considerations........       The Class A Certificates will be eligible
                                   for purchase by employee benefit plans
                                   subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA").

                                   Any benefit plan fiduciary considering a purchase of Certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the                     It is a condition to the issuance of the
Certificates................       Certificates that the Class A Certificates
                                   be rated at least "AAA" by Standard & Poor's
                                   Ratings Services, a Division of The McGraw-
                                   Hill Companies, Inc. ("S&P"), and "Aaa" by
                                   Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating
                                   Agencies"). The ratings of the Class A
                                   Certificates will be based primarily on the issuance of the Policy by the Certificate
                                   Insurer, the credit quality of the
                                   Receivables, and the subordination of the Class B Certificates.

                                   A rating is not a recommendation to
                                   purchase, hold or sell the Class A
                                   Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms. There can be no assurance that a rating will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. See "Risk Factors--Limited Nature of Ratings of the Certificates" herein.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Certificates.

  LIMITED LIQUIDITY. There is currently no secondary market for the Class A Certificates. The Underwriter currently intends to make a market in the Class A Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

  SUB-PRIME NATURE OF OBLIGORS; SERVICING. The Originators purchase loans originated for assignment to the Originators through dealers, IFCs and Deposit Institutions (each as defined herein). The Originators' customers are generally "sub-prime borrowers" who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The average interest rate charged by CPS to such "sub-prime" borrowers is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer credit, which typically impose more stringent credit requirements. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks and the captive finance companies of the automobile manufacturers. In the event of a default under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which may not have a liquidation value sufficient to pay in full the amount financed by the related Receivable.

  The servicing of receivables of customers with such credit profiles requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflect in part its trained staff and collection procedures. If an Event of Default occurs and CPS is removed as Servicer, or, if CPS resigns or is terminated by the Certificate Insurer as Servicer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Pooling and Servicing Agreement. See "The Certificates--Rights Upon Event of Default". There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "Standby Servicer" herein and "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default" in the Prospectus.

  The Pooling and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Certificate Insurer for successive 90-day periods. The Certificate Insurer will agree to grant continuous renewals so long as (i) no Event of Default under the Pooling and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Depositor and the Certificate Insurer (the "Insurance Agreement") has occurred.

  LIMITED OBLIGATIONS OF THE DEPOSITOR AND CPS. The Certificates are obligations of the Trust only, and neither the Depositor nor any of the Originators is obligated to make any payments on the Certificates. In connection with each sale of Receivables by CPS, Samco or Linc to the Depositor, CPS will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances as set forth herein, CPS is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither CPS nor the Depositor is otherwise obligated with respect to the Certificates. If CPS fails to repurchase any Receivable with respect to which it is in breach of a representation or warranty, the Depositor will have no obligation to purchase such Receivable from the Trust.

  GEOGRAPHIC CONCENTRATION. As of the Cutoff Date, 20.83% of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables.

  RISK OF CHANGES IN DELINQUENCY AND LOAN LOSS EXPERIENCE. CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio--Delinquency and Loss Experience" herein. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio.

  LIMITED NATURE OF RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated at least "AAA" by S&P and "Aaa" by Moody's. The ratings of the Class A Certificates will be based primarily on the issuance of the Policy by the Certificate Insurer, the credit quality of the Receivables, and the subordination of the Class B Certificates.

  A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Certificates address the likelihood that principal of and interest on the Class A Certificates will be paid pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement.

                                   THE TRUST


  The Depositor will establish the Trust by selling and assigning the Trust Assets, as described below, to the Trustee in exchange for the Certificates. The Servicer will initially service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. The Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to reflect the sale thereof to the Depositor or to identify the Trust as the new secured party. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

  The Trust will not acquire any assets other than the Trust Assets.

  CPS also will take such steps as are necessary for the Certificate Insurer to issue the Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders full and complete payment of the Class A Guaranteed Distribution Amount on each Distribution Date. In the event of a Certificate Insurer Default, the Class A Certificateholders must rely on the amount otherwise due on the Class B Certificates, the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Class A Certificateholders on a current basis. See "Certain Legal Aspects of the Receivables" in the Prospectus.

                               THE TRUST ASSETS

  The Trust Assets include retail installment sale contracts on used and new automobiles, light trucks, vans and minivans between dealers (the "Dealers"), IFCs or Deposit Institutions (as defined herein) and retail purchasers (the "Obligors") and, with respect to Receivables that are Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date and with respect to Receivables that are Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers, IFCs or Deposit Institutions for assignment to CPS, Samco or Linc. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements"), between the IFCs and Samco or between Deposit Institutions and Linc, the Receivables were purchased by CPS, Samco or Linc and, prior to the Closing Date, evidenced financing made available by CPS, Samco or Linc to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Pooling and Servicing Agreement, as described below; see "The Certificates--Accounts"; (ii) the rights of the Depositor under the Purchase Agreements; (iii) security interests in the Financed Vehicles; (iv) the rights of the Depositor to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Depositor to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. The Trust Assets also will include the Policy for the benefit of the Class A Certificateholders.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

  CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

  On May 31, 1991, CPS acquired 100% of the stock of G&A Financial Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies which had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through December 31, 1997, CPS had purchased $1.4 billion of Contracts from Dealers and sold $1.3 billion of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

  CPS has relationships and is party to Dealer Agreements with over 3,100 dealerships located in [42] states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

  CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Contracts have been sold by CPS to institutional investors as bulk sales or as private placements or as public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain late fees, prepayment charges and other administrative fees and similar charges as excess servicing fees. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS.

  The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

  Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local dealers. Samco purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts that CPS purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. For the year ended December 31, 1997, Samco purchased 2,306 Contracts with original balances of $26.2 million.

  In May 1996, CPS formed Linc Acceptance Company LLC ("Linc"), an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide CPS's sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions ("Deposit Institutions"). CPS believes that such Deposit Institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers.

  Linc's employees call on various Deposit Institutions and present them with a financing program that is similar to CPS's Alpha Program (as defined below). The Linc program is intended to result in a slightly more creditworthy borrower than CPS's Standard Program by requiring slightly higher income and lower debt-to-income ratios than CPS requires under its Standard Program. Linc's customers may offer its financing program to borrowers directly or to local Dealers. Linc typically purchases Contracts at par, without a fee to the Deposit Institution. Servicing and collection procedures on Contracts are performed entirely by CPS using the same personnel, procedures and systems as CPS uses for its own programs. For the year ended December 31, 1997, Linc purchased 678 Contracts with original balances of $8.9 million.

UNDERWRITING

  CPS markets its services to Dealers under five programs: the CPS Standard Program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program"), the CPS Delta Program (the "Delta Program") and the CPS Super Alpha Program (the "Super Alpha Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. The Super Alpha Program guidelines are more stringent than any other CPS program in categories such as advance rate, age of collateral, credit history and stability. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 11% of the received applications.

  CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with the underwriting standards used by CPS in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

  Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of a Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

  The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum downpayment required, with the proven manufacturer's rebate constituting the remainder of the downpayment. CPS believes that the relatively high downpayment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

  Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.

  As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

  Samco offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases Contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS purchasing a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

  Linc offers to Deposit Institutions financing programs which are similar to CPS's Alpha Program. Unlike Samco, which has employees who evaluate applications and make decisions to purchase Contracts, applications for Contracts to be purchased by Linc are submitted by the Deposit Institution directly to CPS, where the approval, underwriting and purchase procedures are performed by CPS staff who work with Linc as well as with the Dealers to which CPS markets its programs.

SERVICING AND COLLECTIONS

  CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

  Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a deposit to the investor or portfolio owner's account of each day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

  If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high-penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "The Certificates--Servicing Procedures", CPS does not modify or rewrite delinquent Contracts.

  On April 1, 1997 CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. As of December 31, 1997 the Chesapeake facility had more than 100 collectors. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management personnel at both the Chesapeake facility and at CPS's headquarters. Irvine collection management has the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

  Servicing and collection procedures on Contracts owned by Samco and Linc are performed by CPS at its headquarters in Irvine, California and at its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

DELINQUENCY AND LOSS EXPERIENCE

  Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996 and by Linc in November 1996. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables or any other isolated group of receivables from the CPS portfolio would be comparable to CPS's experience as shown in the following tables. In particular, the information in the tables has not been adjusted to eliminate the effect of the significant growth in the size of CPS's loan portfolio during the periods shown.

                       CONSUMER PORTFOLIO SERVICES, INC.
                            DELINQUENCY EXPERIENCE

                                                       YEAR ENDED DECEMBER 31,
                          ----------------------------------------------------------------------------------------
                                 1994                  1995                  1996                   1997
                          --------------------  --------------------  --------------------  ----------------------
Portfolio(1)............  14,235  $203,879,000  27,113  $355,965,000  47,187  $604,092,000  83,414  $1,031,573,000
Period of delinquency(2)
 31-60..................     243     3,539,000     909    11,520,000   1,801    22,099,000   3,092      36,609,000
 61-90..................      68     1,091,000     203     2,654,000     724     9,068,000   1,243      15,303,000
 91+....................      56       876,000     272     3,899,000     768     9,906,000   1,393      17,868,000
                          ------  ------------  ------  ------------  ------  ------------  ------  --------------
Total delinquencies.....     367     5,506,000   1,384    18,073,000   3,293    41,073,000   5,728      69,781,000
Amount in
 repossession(3)........     271     3,759,000     834    10,151,000   1,168    14,563,000   1,977      24,463,000
                          ------  ------------  ------  ------------  ------  ------------  ------  --------------
Total delinquencies and
 amount in
 repossession(4)........     638  $  9,265,000   2,218  $ 28,224,000   4,461  $ 55,636,000   7,705  $   94,244,000
                          ======  ============  ======  ============  ======  ============  ======  ==============
Delinquencies as a
 percent
 of the portfolio.......    2.58%         2.70%   5.10%         5.08%   6.98%         6.80%   6.87%           6.76%
Repo Inventory as a
 percent
 of the portfolio.......    1.90          1.84    3.08          2.85    2.48          2.41    2.37            2.37
                          ------  ------------  ------  ------------  ------  ------------  ------  --------------
Total delinquencies and
 amount in repossession
 as a percent of
 portfolio..............    4.48%         4.54%   8.18%         7.93%   9.45%         9.21%   9.24%           9.14%
                          ======  ============  ======  ============  ======  ============  ======  ==============

--------
(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.
(2) CPS considers a Contract delinquent when an Obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3) Amount in repossession represents Financed Vehicles which have been repossessed but not yet liquidated.
(4) Amounts shown do not include Contracts which were less than 31 days delinquent.

                       CONSUMER PORTFOLIO SERVICES, INC.
                    NET CREDIT LOSS/REPOSSESSION EXPERIENCE

                                       YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                             1994          1995          1996          1997
                          -----------  ------------  ------------  ------------
Average amount
 outstanding during
 the period(1)..........  $98,916,991  $221,926,489  $395,404,669  $703,100,136
Average number of loans
 outstanding during the
 period.................        9,171        20,809        36,998        65,189
Number of
 repossessions..........          669         2,018         3,145         6,007
Gross charge-offs(2)....  $ 3,166,408  $ 11,658,461  $ 23,296,775  $ 46,649,521
Recoveries(3)...........  $   347,519  $  1,028,378  $  2,969,143  $  5,534,823
Net losses..............  $ 2,818,889  $ 10,630,083  $ 20,327,632  $ 41,114,698
Annualized repossessions
 as a percentage of
 average number of loans
 outstanding............         7.29%         9.70%         8.50%         9.21%
Annualized net losses as
 a percentage of average
 amount outstanding.....         2.85%         4.79%         5.14%         5.85%

--------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.
(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.
(3) Recoveries are reflected in the period in which they are realized and may pertain to charge-offs from prior periods.

RECENT DEVELOPMENTS

  On June 30, 1997, CPS was served with summons and counterclaim in the bankruptcy court for the Northern District of Illinois in connection with the Chapter 13 bankruptcy of obligors Madeline and Darryl Brownlee of Chicago, Illinois. The obligors seek class-action treatment of their allegation that the cost of an extended service contract on the automobile they purchased was inadequately disclosed by Joe Cotton Ford of Carol Stream, Illinois, the automobile dealer who sold them their car. The disclosure is alleged to be violative of the Federal Truth in Lending Act and of Illinois consumer protection statutes. The obligors' claim is directed against both the dealer for making the allegedly improper disclosures and against CPS as holder of the purchase contract. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. The court has not yet ruled on the obligors' request for class-action treatment.

  In another proceeding, arising out of efforts to collect a deficiency balance from Joseph Barrios of Chicago, Illinois, the debtor has brought suit against CPS alleging defects in the notice given upon repossession of the vehicle. This lawsuit was filed on February 18, 1998 in the circuit court of Cook County, Illinois. Barrios, represented by the same law firm as the Brownlee obligors, seeks class-action treatment of his allegation that notice of a fifteen day period to reinstate his Contract was misleading, in that it did not refer to an alleged right to redeem collateral up to the date of sale. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. As of the date of this filing, CPS has not been required to respond to this litigation and has not yet done so.

  Although the receivables relating to the above litigation matters are not included in the Trust, if the request for class action status is granted in either case, Receivables in the Trust could become subject to the litigation. Furthermore, the existence of such litigation, or an adverse decision in such litigation, could encourage similar actions to be brought involving Receivables in the Trust. If an Obligor has a claim against the Trust as a result of a violation of law relating to a Receivable and such claim materially and adversely affects the Trust's interest in such Receivable, such a violation would constitute a breach of the representations and warranties of CPS and would create an obligation of CPS to repurchase such Receivable unless the breach is cured. In addition, CPS will be required to indemnify the Trustee, the Certificate Insurer, the Trust and the Certificateholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel which may be asserted against or incurred by any of them as a result of a third-party claim arising out of events or facts giving rise to such breach. See "The Certificates--Sale and Assignment of Receivables" herein.

  CPS intends to dispute the above-described litigation vigorously and believes that it has meritorious defenses to each claim made by those obligors. Nevertheless, the outcome of any litigation is uncertain, and there is the possibility that damages could be assessed against CPS in amounts that could be material. It is management's opinion that the above-described litigation will not have a material adverse effect on CPS's consolidated financial position, results of operations or liquidity.

                             THE RECEIVABLES POOL

  The pool of Receivables existing as of the Cutoff Date consists of Contracts selected from CPS's portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date, has an outstanding principal balance of not more than $27,074.05 as of the Cutoff Date, is not more than 30 days past due as of the Cutoff Date and has an annual percentage rate ("APR") of not less than 15.90%. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Receivable is not later than March 31, 2003.

  As of the Cutoff Date, approximately 89.55% of the Receivables by Principal Balance, constituting 91.71% of the number of Contracts, represent financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. As of the Cutoff Date, approximately 9.24% of the Receivables by Principal Balance were originated under the Delta Program, approximately 48.43% of the Receivables by Principal Balance were originated under the Alpha Program, approximately 10.52% of the Receivables by Principal Balance were originated under the First Time Buyer Program, approximately 28.65% of the Receivables by Principal Balance represent financing under the Standard Program, and approximately 0.67% of the Receivables by Principal Balance represent financing under the Super Alpha Program. As of the Cutoff Date, approximately 6.05% of the Receivables by Principal Balance were Samco Receivables and 2.50% of the Receivables by Principal Balance were Linc Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.

             COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                       WEIGHTED
   WEIGHTED        AGGREGATE     NUMBER OF   AVERAGE      WEIGHTED     AVERAGE
 AVERAGE APR       PRINCIPAL    RECEIVABLES PRINCIPAL     AVERAGE      ORIGINAL
OF RECEIVABLES      BALANCE       IN POOL    BALANCE   REMAINING TERM    TERM
--------------  --------------- ----------- ---------- -------------- ----------
    20.40%      $186,954,818.61   14,936    $12,517.06   55.69 mos.   57.10 mos.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                   PERCENT OF
                           AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
STATE(1)               PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
--------               ----------------- ------------  ----------- -----------
Alabama...............  $ 10,101,918.36       5.40%         831        5.56%
California............    38,945,508.96      20.83        2,930       19.62
Florida...............    13,501,191.08       7.22        1,071        7.17
Georgia...............     5,847,442.10       3.13          484        3.24
Hawaii................     4,494,630.22       2.40          353        2.36
Illinois..............     8,352,865.20       4.47          719        4.81
Indiana...............     2,769,176.29       1.48          234        1.57
Kentucky..............     2,470,844.82       1.32          208        1.39
Louisiana.............     8,905,516.31       4.76          698        4.67
Maryland..............     4,071,668.78       2.18          324        2.17
Michigan..............     9,113,630.39       4.87          730        4.89
Minnesota.............     2,118,937.55       1.13          177        1.19
Mississippi...........     2,886,877.49       1.54          226        1.51
Nevada................     3,208,723.11       1.72          269        1.80
New Jersey............     3,119,126.53       1.67          253        1.69
New York..............     5,824,554.92       3.12          496        3.32
North Carolina........    12,771,534.58       6.83          993        6.65
Ohio..................     3,225,439.33       1.73          282        1.89
Pennsylvania..........     8,763,948.93       4.69          716        4.79
South Carolina........     4,536,092.81       2.43          373        2.50
Tennessee.............     6,825,768.04       3.65          558        3.74
Texas.................    10,712,984.90       5.73          814        5.45
Virginia..............     2,793,709.40       1.49          230        1.54
Washington............     2,003,635.83       1.07          156        1.04
All others(2).........     9,589,092.68       5.13          811        5.43
                        ---------------     ------       ------      ------
  Total...............  $186,954,818.61     100.00%(3)   14,936      100.00%(3)
                        ===============     ======       ======      ======

--------
(1) Based on billing address of Obligor.
(2) No other State represents a percentage of the Pool Balance as of the Cutoff Date in excess of one percent.
(3) Percentages may not add up to 100% because of rounding.

          DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUTOFF DATE

                                                                   PERCENT OF
                           AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
APR RANGE              PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
---------              ----------------- ------------  ----------- -----------
15.90% - 15.99%.......  $     57,346.73       0.03%           3        0.02%
16.00% - 16.99%.......       202,352.78       0.11           14        0.09
17.00% - 17.99%.......     4,783,937.21       2.56          323        2.16
18.00% - 18.99%.......    38,087,745.95      20.37        2,790       18.68
19.00% - 19.99%.......    28,490,428.91      15.24        2,094       14.02
20.00% - 20.99%.......    39,743,377.62      21.26        3,004       20.11
21.00% - 21.99%.......    39,856,024.09      21.32        3,360       22.50
22.00% - 22.99%.......     5,612,803.58       3.00          484        3.24
23.00% - 23.99%.......    12,990,350.71       6.95        1,185        7.93
24.00% - 24.99%.......    16,131,712.18       8.63        1,561       10.45
25.00% - 25.99%.......       831,363.49       0.44           96        0.64
26.00% and over.......       167,375.36       0.09           22        0.15
                        ---------------     ------       ------      ------
  Total...............  $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                        ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

                DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO
                    SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                   PERCENT OF
REMAINING TERM TO          AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
SCHEDULED MATURITY     PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
------------------     ----------------- ------------  ----------- -----------
21 - 25 Months........  $    536,193.34       0.29%          94        0.63%
26 - 30 Months........       778,179.09       0.42          108        0.72
31 - 35 Months........     3,947,823.64       2.11          503        3.37
36 - 40 Months........     2,970,375.16       1.59          337        2.26
41 - 45 Months........     5,121,013.46       2.74          521        3.49
46 - 50 Months........    15,216,747.85       8.14        1,477        9.89
51 - 55 Months........    15,794,048.75       8.45        1,323        8.86
56 - 60 Months........   142,590,437.32      76.27       10,573       70.79
                        ---------------     ------       ------      ------
  Total...............  $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                        ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

                       DISTRIBUTION OF THE RECEIVABLES BY
                   DATE OF ORIGINATION AS OF THE CUTOFF DATE

                                                                      PERCENT OF
                              AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
DATE OF ORIGINATION       PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
-------------------       ----------------- ------------  ----------- -----------
06/01/96 - 06/30/96.....   $      9,112.49       0.00%           1        0.01%
09/01/96 - 09/30/96.....         10,923.29       0.01            1        0.01
02/01/97 - 02/28/97.....          9,953.78       0.01            1        0.01
03/01/97 - 03/31/97.....         40,019.32       0.02            3        0.02
04/01/97 - 04/30/97.....         31,250.42       0.02            3        0.02
05/01/97 - 05/31/97.....         10,673.14       0.01            1        0.01
06/01/97 - 06/30/97.....         50,068.17       0.03            4        0.03
07/01/97 - 07/31/97.....        111,197.94       0.06           10        0.07
08/01/97 - 08/31/97.....        153,090.99       0.08           12        0.08
09/01/97 - 09/30/97.....        296,837.18       0.16           26        0.17
10/01/97 - 10/31/97.....      2,184,520.43       1.17          180        1.21
11/01/97 - 11/30/97.....     34,816,786.91      18.62        2,793       18.70
12/01/97 - 12/31/97.....     56,148,758.45      30.03        4,455       29.83%
01/01/98 - Cutoff Date..     93,081,626.10      49.79        7,446       49.85%
                           ---------------     ------       ------      ------
  Total.................   $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                           ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

                DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO
                    SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                     PERCENT OF
ORIGINAL TERM TO             AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
SCHEDULED MATURITY       PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
------------------       ----------------- ------------  ----------- -----------
Fewer than 25 Months....  $    530,066.03       0.28%          93        0.62%
26 - 30 Months..........       784,306.40       0.42          109        0.73
36 - 40 Months..........     4,975,251.86       2.66          634        4.24
41 - 45 Months..........     3,857,815.76       2.06          410        2.75
46 - 50 Months..........    18,183,901.20       9.73        1,773       11.87
51 - 55 Months..........    15,529,057.68       8.31        1,304        8.73
56 - 60 Months..........   143,094,419.68      76.54       10,613       71.06
                          ---------------     ------       ------      ------
  Total.................  $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                          ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

  DISTRIBUTION OF THE RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE AS OF THE
                                  CUTOFF DATE

                                                                   PERCENT OF
                           AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
MODEL YEAR             PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
----------             ----------------- ------------  ----------- -----------
Prior to 1990.........  $    376,082.82       0.20%          54        0.36%
1990..................     1,217,555.52       0.65          166        1.11
1991..................     2,605,533.32       1.39          319        2.14
1992..................     5,496,898.64       2.94          597        4.00
1993..................    12,840,058.74       6.87        1,262        8.45
1994..................    26,569,321.83      14.21        2,318       15.52
1995..................    50,797,206.94      27.17        4,019       26.91
1996..................    40,598,168.24      21.72        3,071       20.56
1997..................    35,536,254.04      19.01        2,477       16.58
1998..................    10,917,738.52       5.84          653        4.37
                        ---------------     ------       ------      ------
  Total...............  $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                        ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

  DISTRIBUTION OF RECEIVABLES BY ORIGINAL PRINCIPAL BALANCE AS OF THE CUTOFF
                                     DATE

                                                                   PERCENT OF
RANGE OF ORIGINAL          AGGREGATE      PERCENT OF    NUMBER OF   NUMBER OF
PRINCIPAL BALANCES     PRINCIPAL BALANCE POOL BALANCE  RECEIVABLES RECEIVABLES
------------------     ----------------- ------------  ----------- -----------
$0-4,999..............  $    349,189.66       0.19%          82        0.55%
5,000-9,999...........    26,965,564.71      14.42        3,278       21.95
10,000-14,999.........   103,008,214.24      55.10        8,353       55.93
15,000-19,999.........    45,322,269.64      24.24        2,709       18.14
20,000-24,999.........    10,194,726.14       5.45          470        3.15
25,000 and over.......     1,114,854.22       0.60           44        0.29
                        ---------------     ------       ------      ------
  Total...............  $186,954,818.61     100.00%(1)   14,936      100.00%(1)
                        ===============     ======       ======      ======

--------
(1) Percentages may not add up to 100% because of rounding.

  As of the Cutoff Date, approximately 24.29% of the Receivables by Principal Balance provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"), and approximately 75.71% of the Receivables by Principal Balance provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

  In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the Contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

  The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the Receivables over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Certificateholders but will be paid to the Servicer as additional servicing compensation.

                             YIELD CONSIDERATIONS

  On each Distribution Date, interest on the Receivables will be passed through to the Certificateholders to the extent of thirty (30) days' interest at the Class A Pass-Through Rate applied to the Class A Certificate Balance on the last day of the preceding Collection Period and to the Class B Certificateholders to the extent of thirty (30) days' interest at the Class B Pass-Through Rate applied to the Class B Certificate Balance on the last day of the preceding Collection Period; provided, however, that on the first Distribution Date, Certificateholders will be entitled to interest at the Class A Pass-Through Rate or the Class B Pass-Through Rate, as applicable, on the original Class A Certificate Balance or Class B Certificate Balance, as applicable, from the Closing Date through and including April 14, 1998. In the event of prepayments on Receivables, Certificateholders will nonetheless be entitled to receive interest for the full month on the Certificates.

  All of the Receivables are prepayable at any time. (For this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors--Sub-Prime Nature of Obligors; Servicing". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. See also "The Certificates-- Termination" regarding the Servicer's option to purchase the Receivables when the Pool Balance is less than or equal to 10% of the Pool Balance as of the Cutoff Date.

                      POOL FACTORS AND OTHER INFORMATION

  The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as a fraction of the initial Class A Certificate Balance. The "Class B Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the Class B Certificate Balance as a fraction of the initial Class B Certificate Balance. The Class A Pool Factor and the Class B Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A Pool Factor and the Class B Pool Factor will decline to reflect reductions in the Class A Certificate Balance or Class B Certificate Balance, as applicable. An individual Certificateholder's share of the Class A Certificate Balance or Class B Certificate Balance, as applicable, is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Class A Pool Factor or the Class B Pool Factor, as applicable.

  Pursuant to the Pooling and Servicing Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Certificateholders".

                                USE OF PROCEEDS

  The net proceeds to be received by the Depositor from the sale of the Certificates will be applied to the purchase of the Receivables from the Originators. The Originators will apply the net proceeds received from the Depositor to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                                 THE DEPOSITOR

  Information regarding the Depositor is set forth under "The Depositor" in the Prospectus.

                                THE ORIGINATORS

  In March 1996, CPS formed Samco, an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide CPS's sub-prime auto finance products to rural areas through IFCs. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based. The principal executive offices of Samco are located at 8150 N. Central Expressway, Dallas, Texas 75206; telephone (800) 544-8802. In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions. CPS believes that such institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers. The principal executive offices of Linc are located at One Selleck Street, Norwalk, Connecticut 06855; telephone (203) 831-8300.

  For information regarding CPS, see "CPS's Automobile Contract Portfolio".

                               STANDBY SERVICER

  If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Distribution Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be paid to the Standby Servicer from the Servicing Fee otherwise payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a market rate for servicing receivables similar to the Receivables, not to exceed 3.00% per annum.

                               THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the description of the related Pooling and Servicing Agreement set forth in the Prospectus, to which descriptions reference is hereby made.

  The Certificates consist of two classes, one entitled 6.00% Asset Backed Certificates, Class A (the "Class A Certificates"), and one entitled 10.25% Asset Backed Certificates, Class B (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Certificates will evidence beneficial ownership interests in the Trust. The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided 95% interest in the Trust Assets, other than interest received by the Trust in excess of the Class A Pass-Through Rate, and the Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided 5% interest in the Trust Assets, other than interest received by the Trust in excess of the Class B Pass-Through Rate. Only the Class A Certificates are being offered hereby.

  In general, it is intended that the Class A Certificateholders receive, on each Distribution Date, a distribution equal to the Class A Distributable Amount and that the Class B Certificateholders receive, on each Distribution Date, a distribution equal to the Class B Distributable Amount, as applicable. See "--Distributions on Certificates".

  Distributions of interest on the Class B Certificates will be subordinated in priority of payment to interest due on the Class A Certificates. Distributions of principal of the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Accordingly, the Class A Certificates will receive, if necessary, the benefit of amounts otherwise available to make payments on the Class B Certificates as credit enhancement. Funds otherwise available to pay interest on the Class B Certificates will be applied first to the payment of any amounts due to the Class A Certificateholders on account of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall before any portion thereof is paid to the Class B Certificateholders and funds otherwise available to pay principal of the Class B Certificates will be applied first to the payment of the Class A Interest Distributable Amount, any Class A Interest Carryover Shortfall, the Class A Principal Distributable Amount and any Class A Principal Carryover Shortfall before any portion thereof is paid to the Class B Certificateholders.

  To the extent funds are available therefor, distributions of principal of, and interest on, the Certificates will be made by the Trustee, in its capacity as Paying Agent (the "Paying Agent"), directly to holders of Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Certificates were registered at the close of business on the 10th day of the current calendar month (each, a "Record Date"), except that the Record Date for the first Distribution Date will be the Closing Date.

SALE AND ASSIGNMENT OF RECEIVABLES

  On or prior to the Closing Date, the Originators will sell and assign to the Depositor, without recourse, except as provided in the related Purchase Agreement, their respective interests in the Receivables, together with their security interests in the Financed Vehicles, pursuant to the Purchase Agreements. At the time of issuance of the Certificates, the Depositor will sell and assign to the Trust, without recourse, except as provided in the Pooling and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certificates to the Depositor in exchange for the Receivables.

  In the CPS Purchase Agreement, CPS will represent and warrant to the Depositor, among other things, that (i) the information provided in the CPS Purchase Agreement with respect to the Receivables (including, without limitation, the Samco Receivables and the Linc Receivables) is correct in all material respects; (ii) at the date of origination of each Receivable, physical damage insurance covering the related Financed Vehicle was in effect in accordance with the normal requirements of CPS, Samco or Linc, as applicable; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses or counterclaims against Dealers, IFCs or Deposit Institutions have been asserted or threatened; (iv) at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS, Samco or Linc; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Depositor and CPS of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Trustee or the Certificate Insurer, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Certificate Insurer or the Trustee for any such uncured breach; provided, however, that CPS will be required to indemnify the Trustee, the Certificate Insurer, the Trust and the Certificateholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach.

  On or prior to the Closing Date, the Contracts will be delivered to the Trustee as custodian, and the Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, the accounting records and computer systems of each Originator will reflect the sale and assignment of the Receivables to the Depositor, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "The Trust" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

ACCOUNTS

  A segregated lock-box account will be established and maintained with Bank of America National Trust and Savings Association in the name of CPS Receivables Corp. for the benefit of the Certificateholders and the Certificate Insurer, into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the "Lock-Box Account"). See "--Payments on Receivables". The Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer, into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days after the receipt of funds therein (collectively, the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer, from which all distributions with respect to the Certificates and payments to the Certificate

Insurer will be made (collectively, the "Certificate Account"). In addition, the Trustee will establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Obligors, in which early payments with respect to Rule of 78's Receivables by or on behalf of the Obligors which do not constitute current scheduled payments, late fees or full repayments will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the scheduled payments with respect to Rule of 78's Receivables (collectively the "Payahead Account"). Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal, and will not be available for distribution to the Certificateholders. The Collection Account, Certificate Account and Payahead Account will be maintained with the Trustee so long as the Trustee's deposits have a rating acceptable to the Certificate Insurer and the Rating Agencies. If the deposits of the Trustee or its corporate parent no longer have such acceptable rating, the Trustee shall cause such Accounts to be moved to a bank acceptable to the Certificate Insurer. In addition, the Trustee may transfer the Payahead Account at any time to any depository bank or trust company which is acceptable to the Certificate Insurer.

  The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

SERVICING PROCEDURES

  The Servicer shall follow its currently employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Pooling and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; provided, however, that the Servicer may not
(i) grant more than three extensions with respect to a Receivable, (ii) grant more than one extension per calendar year with respect to a Receivable, or
(iii) grant an extension for more than one calendar month with respect to a Receivable, without the consent of the Certificate Insurer. No such arrangement will, for purposes of the Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Scheduled Distribution Date. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable for the Purchase Amount. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer.

PAYMENTS ON RECEIVABLES

  The Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box. On each Business Day, the Lock-Box Processor will transfer any such payments received in the Post Office Box to the Lock-Box Account. Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the Lock-Box Account or the Collection Account upon receipt. The Servicer will, within two Business Days following the receipt of funds in the Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the Collection Account. Prior to the Distribution Date, the Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in the Collection Account to the Payahead Account if such payments constitute Payaheads or to the Certificate Account for distribution to the Certificateholders.

  Collections on a Rule of 78's Receivable made during a Collection Period will be applied, first, to the scheduled payment on such Rule of 78's Receivable and, second, to any late fees accrued with respect to such Rule of 78's Receivable. If the collections remaining after application to the scheduled payment and late fees, if any, are insufficient to prepay the Rule of 78's Receivable in full, such collections (the "Payaheads") will be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Certificate Account and applied either to the scheduled payment or to prepay such Rule of 78's Receivable in full.

SERVICING COMPENSATION

  The Servicing Fee for each Distribution Date shall be equal to the sum of
(i) the result of one-twelfth times 2.00% of the Pool Balance as of the close of business on the last day of the second preceding Collection Period plus
(ii) the result of one-twelfth time 0.08% of the aggregate outstanding principal balance of the Certificates as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Distribution Date the Servicer will be entitled to receive a Servicing Fee equal to the sum of (i) the result of one-twelfth times 2.0% of the original Pool Balance plus (ii) the result of one-twelfth times 0.08% of the aggregate outstanding principal balance of the Certificates as of the Closing Date. So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a market rate for servicing receivables similar to the Receivables, not to exceed 3.00% per annum. See "Standby Servicer". The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule of 78's Receivable that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Certificateholders.

  The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third-party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS ON CERTIFICATES

  No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.

  On or before each Distribution Date, the Trustee will cause to be transferred from the Payahead Account to the Certificate Account the amounts then on deposit in the Payahead Account that constitute scheduled payments due during the related Collection Period or that may be applied to full prepayments on the Rule of 78's Receivables.

  The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Interest Distributable Amount, the Class B Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Principal Distributable Amount, the Class A Distributable Amount and the Class B Distributable Amount.

  The "Determination Date" applicable to any Distribution Date will be the earlier of (i) the seventh Business Day of the month of such Distribution Date and (ii) the fifth Business Day preceding such Distribution Date.

  DETERMINATION OF TOTAL DISTRIBUTION AMOUNT. The "Total Distribution Amount" for a Distribution Date (being the funds available for distribution to the Certificateholders with respect to such Distribution Date in accordance with the priorities described below) will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligors on such Liquidated Receivables ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures;
(iii) proceeds from Recoveries with respect to Liquidated Receivables; and
(iv) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

  "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a scheduled payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

  "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of the related Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

  "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Payments received on or prior to such day allocable to principal using the actuarial or constant yield method;
(ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

  "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

  "Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Pooling and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

  CALCULATION OF DISTRIBUTION AMOUNTS. The Class A Certificateholders will be entitled to receive, to the extent funds are available therefor, the "Class A Distributable Amount" with respect to each Distribution Date. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

    (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the sum of the following:

      (a) the principal portion of all Scheduled Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during such Collection Period (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account and excluding Recoveries);

      (b) the principal portion of all prepayments in full received during the preceding Collection Period, including amounts withdrawn from the Payahead Account with respect to such Distribution Date but excluding amounts deposited in the Payahead Account (without duplication of amounts included in clauses (a) or (d));

      (c) the Principal Balance of each Receivable that was repurchased by CPS or purchased by the Servicer in each case as of the last day of the preceding Collection Period and at the option of the Certificate Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of amounts included in (a) and (b) above);

      (d) the Principal Balance of each Receivable which became a Liquidated Receivable during the preceding Collection Period (without duplication of amounts included in (a) and (b) above); and

      (e) the aggregate amount of Cram Down Losses that occurred during the preceding Collection Period (a "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency preceding has issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified; a Cram Down Loss shall be deemed to have occurred on the date of issuance of such order)(the amounts set forth in (a) through (e), the "Principal Distributable Amount"); plus

    (ii) the "Class A Interest Distributable Amount", consisting of thirty
  (30) days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period; provided, however, that on the first Distribution Date, the Class A Interest Distributable Amount will include interest from and including the Closing Date through and including
  April 14, 1998.

  The Class B Certificateholders will be entitled to receive, to the extent funds are available therefor, the "Class B Distributable Amount" with respect to each Distribution Date. The "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

    (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distributable Amount; plus

    (ii) the "Class B Interest Distributable Amount", consisting of thirty
  (30) days' interest at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Period; provided, however, that on the first Distribution Date, the Class B Interest Distributable Amount will include interest from and including the Closing Date through and including
  April 14, 1998.

  On the Final Scheduled Distribution Date, the Class A Principal
Distributable Amount and the Class B Principal Distributable Amount will equal the then outstanding Class A Certificate Balance and Class B Certificate Balance, respectively.

  In addition to the foregoing, the Certificate Insurer may with respect to any Distribution Date exercise its option to make a Certificate Insurer Optional Deposit, to be distributed in accordance with the direction of the Certificate Insurer.

  "Certificate Insurer Optional Deposit" means, with respect to a Distribution Date, an amount delivered by the Certificate Insurer, at its sole option, to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; (ii) to distribute as a component of the Class A Principal Distributable Amount to the extent that the Class A Certificate Balance as of the Determination Date preceding such Distribution Date exceeds the Class A Percentage of the Pool Balance as of such Determination Date; or

(iii) to include such amount as part of the Total Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

  PRIORITY OF DISTRIBUTION AMOUNTS. On each Determination Date, the Servicer will calculate the amount to be distributed to the Certificateholders.

  On each Distribution Date, the Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

    (i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

    (ii) in the event the Standby Servicer becomes the successor Servicer, to the Standby Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Pooling and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

    (iii) to the Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees and expenses payable to the Trustee for its services pursuant to the Pooling and Servicing Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses of the Trustee (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to $50,000 per annum;

    (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses
  (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Distribution Date;

    (v) to the Class A Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate through the current Distribution Date);

    (vi) to the Class B Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above) the Class B Interest Distributable Amount and any Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate through the current Distribution Date);

    (vii) to the Class A Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above), the Class A Principal Distributable Amount with respect to such Distribution Date; and any Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date;

    (viii) to the Certificate Insurer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vii) above), any amounts due to the Certificate Insurer under the terms of the Pooling and Servicing Agreement and under the Insurance Agreement;

    (ix) in the event any person other than the Standby Servicer becomes the Servicer, to such successor Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above) and any amount deposited into the Collection Account pursuant to the Pooling and Servicing Agreement, to the extent not paid pursuant to clause (ii) above, or in the case of the Standby Servicer, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

    (x) to the Class B Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (ix) above) the Class B Principal Distributable Amount with respect to such Distribution Date and any Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; and

    (xi) to the Collateral Agent, for deposit in to the Spread Account, the remaining Total Distribution Amount, if any.

  The right of the Class B Certificateholders to receive distributions of interest pursuant to clause (vi) above will be subordinated to the prior payment in full of all amounts payable pursuant to clauses (i) through (v). The right of the Class B Certificateholders to receive distributions of principal pursuant to clause (x) above will be subordinated to the prior payment in full of all amounts payable pursuant to clauses (i) through (ix).

  For purposes hereof, the following terms shall have the following meanings:

  "Class A Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

  "Class A Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

  "Class B Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

  "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.

  On the third Business Day prior to a Distribution Date, the Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Pooling and Servicing Agreement, to distribute the Class A Distributable Amount. Pursuant to the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders payment of the Class A Guaranteed Distribution Amount. See "The Policy" herein.

  THE SPREAD ACCOUNT. As part of the consideration for the issuance of the Policy CPS Receivables Corp. has agreed to cause to be established with Norwest Bank Minnesota, National Association (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Certificate Insurer and the Trustee on behalf of the Class A Certificateholders. The Collateral Agent will not hold the Requisite Amount for the benefit of the Class B Certificateholders. Any portion of the Total Distribution Amount remaining on any Distribution Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Trustee and the Collateral Agent and all principal and interest payments due to the Certificateholders on such Distribution Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Certificate Insurer and the Trustee on behalf of the Class A Certificateholders. If on any Distribution Date, the Total Distribution Amount is insufficient (taking into account the application of the Total Distribution

Amount to the payment of the Class B Interest Distributable Amount and any Class B Interest Carryover Shortfall) to pay all distributions required to be made on such day pursuant to priorities (i), (ii), (iii), (iv), (v), (vii) and
(viii) under "--Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Distribution Date pursuant to such priorities (i), (ii), (iii), (iv), (v), (vii) and
(viii).

  Amounts on deposit in the Spread Account on any Distribution Date which (after all payments required to be made on such Distribution Date have been made) are in excess of the Requisite Amount will be released to or at the direction of CPS Receivables Corp. on such Distribution Date.

  So long as a Certificate Insurer Default shall not have occurred and be continuing, the Certificate Insurer will be entitled to exercise in its sole discretion all rights under the Master Spread Account Agreement, dated as of June 10, 1994, as amended and restated as of March 1, 1998, among CPS Receivables Corp., the Certificate Insurer and the Trustee and Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Trustee or the Certificateholders for the exercise of such rights. The Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, CPS Receivables Corp. and the Collateral Agent but without the consent of the Trustee or any Certificateholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account); provided, however, that the Certificate Insurer will agree that it will not reduce the Requisite Amount or modify or terminate the Master Spread Account Agreement such that the Class A Certificates, without the benefit of the Policy, would be rated less than "BBB" by Standard & Poor's or "Baa2" by Moody's. Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Certificate Insurer as described above, there is no assurance that funding will be available in the Spread Account to pay principal of or interest on the Certificates in the event that collections on the Receivables and other amounts available under the Pooling and Servicing Agreement are insufficient to make any distribution of principal of or interest on the Certificates on any Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Trustee will include with each distribution to each Certificateholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Certificates a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

    (i) the amount of the distribution allocable to principal of the Class A Certificates and the Class B Certificates, respectively;

    (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates, respectively;

    (iii) the Pool Balance, the Class A Pool Factor and the Class B Pool Factor as of the close of business on the last day of the preceding Collection Period;

    (iv) the aggregate Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

    (v) the aggregate Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

    (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the Class A Percentage and the Class B Percentage of the Servicing Fee (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees (including the Standby Fee) and the change in such amount from that of the prior Distribution Date;

    (vii) the amount of the Class A Interest Carryover Shortfall, if applicable, and Class A Principal Carryover Shortfall, if applicable, on such Distribution Date and the change in such amounts from those on the prior Distribution Date;

    (viii) the amount of the Class B Interest Carryover Shortfall, if applicable, and Class B Principal Carryover Shortfall, if applicable, on such Distribution Date and the change in such amounts from those on the prior Distribution Date;

    (ix) the amount paid to the Class A Certificateholders under the Policy for such Distribution Date;

    (x) the amount distributable of the Certificate Insurer on such Distribution Date;

    (xi) the aggregate amount in each of the Payahead Account and the Spread Account and the change in each such amount from the previous Distribution Date;

    (xii) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making scheduled payments between 31 and 59 days and 60 days or more;

    (xiii) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and

    (xiv) the cumulative amount of Liquidated Receivables, net of Recoveries, since the Cutoff Date to the last day of the related Collection Period.

  Each amount set forth pursuant to subclauses (i), (ii), (vi), (vii) and
(viii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Certificate.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Pooling and Servicing Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Certificateholder and received any payment on such holder's Certificates, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (vi) above for the purposes of such Certificateholder's preparation of federal income tax returns.

EVIDENCE AS TO COMPLIANCE

  The Pooling and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Trustee and the Certificate Insurer on or before July 31 of each year, beginning July 31, 1999, a report as to compliance by the Servicer during the preceding twelve months ended June 30 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to June 30, 1999).

  The Pooling and Servicing Agreement will also provide for delivery to the Trustee and the Certificate Insurer, on or before July 31 of each year, commencing July 31, 1999 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding twelve months ended June 30 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to June 30, 1999). The Servicer has agreed to give the Trustee and the Certificate Insurer notice of any Events of Default under the Pooling and Servicing Agreement.

  Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

  The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Certificate Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Pooling and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstance specified in the Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

  "Events of Default" under the Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for two Business Days, or any failure to deliver to the Trustee the annual accountant's report, the annual statement as to compliance or the statement to the Certificateholders, in each case, within five days of the date it is due and which shall comply with the requirements therefor; (ii) any failure by CPS, the Servicer or the Depositor, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Pooling and Servicing Agreement which failure continues unremedied for 30 days after the giving of written notice of such failure (1) to CPS, the Servicer or the Depositor, as the case may be, by the Certificate Insurer or by the Trustee, or (2) to the Servicer or the Depositor, as the case may be, and to the Trustee and the Certificate Insurer by the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or, after the Class A Certificates have been paid in full and all outstanding amounts due to the Certificate Insurer have been paid in full, by the holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to CPS or the Servicer, or, so long as CPS is Servicer, of any of its affiliates, and certain actions of CPS or the Servicer, or, so long as CPS is Servicer, with respect to any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or (iv) the occurrence of an Event of Default under the Insurance Agreement.

RIGHTS UPON EVENT OF DEFAULT

  As long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, (x) provided no Certificate Insurer Default shall have occurred and be continuing, the Certificate Insurer in its sole and absolute discretion or (y) if a Certificate Insurer Default shall have occurred and be continuing, then the Trustee or the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or (z) if the Class A Certificates have been paid in full and either (i) all outstanding amounts due to the Certificate Insurer have been paid in full or (ii) a Certificate Insurer Default shall have occurred and be continuing, then either the Trustee or the holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance, may terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Standby Servicer, or other successor Servicer as shall be or have been appointed by the Certificate Insurer (or, if a Certificate Insurer Default shall have occurred and be continuing, by the Trustee or the Class A or Class B Certificateholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Certificateholder) based on any alleged action or inaction of the predecessor Servicer as Servicer. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent or delay a transfer of servicing. In the event the Standby Servicer is unable to act, the Certificate Insurer may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer. The compensation to be paid to the successor Servicer under the Pooling and Servicing Agreement (other than Norwest) shall in no event be greater than the servicing compensation to be paid to CPS under the Pooling and Servicing Agreement. See "Standby Servicer". The Servicing Fee to be paid to the Standby Servicer if it becomes the successor Servicer will be determined in accordance with then current market rates, up to a maximum rate of 3.00% per annum.

  "Certificate Insurer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the Certificate Insurer fails to make a payment required under the Policy in accordance with its terms; (ii) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or
(B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

AMENDMENT

  The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, with the consent of the Certificate Insurer but without the consent of the Certificateholders, to cure any ambiguity, correct or supplement any provision therein or make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement or to comply with the Code; provided that such action will not, in the opinion of counsel satisfactory to the Trustee and, under certain circumstances, the Certificate Insurer, materially and adversely affect the interests of any Certificateholder. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of the Certificate Insurer, the holders of Class A Certificates evidencing not less than a majority of the principal balance of the Class A Certificates which are not held by the Depositor or any affiliate thereof and the holders of Class B Certificates evidencing not less than a majority of the aggregate principal balance of all Class B Certificates which are not held by the Depositor or an affiliate thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying or changing in any manner or eliminating in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate without the consent of each Certificateholder affected thereby,
(ii) reduce the aforesaid percentage of the principal balance of the Class A Certificates or principal balance of the Class B Certificates which is required to consent to any such amendment, without the consent of the holders of all Certificates of each Class affected thereby, (iii) result in a downgrading or withdrawal of the then current rating of the Class A Certificates without the consent of all the Class A Certificateholders or (iv) result in a downgrading or withdrawal of the then current rating of the Class B Certificates without the consent of all the holders of record of the Class B Certificates.

LIST OF CERTIFICATEHOLDERS

  Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record

Date. Upon written request by three or more Class A Certificateholders or by Class A Certificateholders evidencing not less than 25% of the principal balance of the Class A Certificates, and upon compliance by such Certificateholders with certain other provisions of the Pooling and Servicing Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.

  The Pooling and Servicing Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

  The obligations of the Servicer, the Depositor, the Standby Servicer and the Trustee pursuant to the Pooling and Servicing Agreement will terminate upon
(i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement and the expiration of any preference period related thereto.

  In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the Certificate Insurer if such purchase would result in a claim on the Policy or any amount owing to the Certificate Insurer or on the Certificates would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to 10% or less of the original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day plus the appraised value of any other property held by the Trust. Exercise of such right will effect early retirement of the Certificates. The Trustee will give written notice of termination to each Certificateholder of record on the most recent Record Date. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at the office or agency of the Trustee specified in the notice of termination. Any funds remaining with the Trustee, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to The American Red Cross.

DUTIES OF THE TRUSTEE

  The Trustee makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies received by the Servicer before such monies are deposited into the Collection Account. The Trustee has not independently verified the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Pooling and Servicing Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Pooling and Servicing Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Pooling and Servicing Agreement.

  The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Class A Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Class A Certificates with not less than 25% of the Class A Certificate Balance have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings. No Class B Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder has the prior written consent of the Certificate Insurer and, if any Class A Certificate shall remain outstanding, the prior written consent of the holders of the Class A Certificates evidencing not less than a majority of the principal balance of the Class A Certificates; provided that, the necessity for such consents will cease on the date the Class A Certificates have been paid in full and all outstanding amounts due to the Certificate Insurer have been paid in full.

THE TRUSTEE

  Norwest Bank Minnesota, National Association is the Trustee under the Pooling and Servicing Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee with the consent of the Certificate Insurer and the holders of Class A Certificates evidencing not less than a majority of the outstanding Class A Certificate Balance or, if the Class A Certificates have been paid in full and all outstanding amounts due to the Certificate Insurer have been paid in full, with the consent of the holders of Class B Certificates evidencing not less than a majority of the principal balance of the Class B Certificates. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, becomes legally unable to act or becomes insolvent. ln such circumstances, the Servicer will be obligated to appoint a successor trustee with the consent of the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The Pooling and Servicing Agreement will provide that the Trustee will be entitled to indemnification by the Servicer for and will be held harmless against, any loss, liability, fee, disbursement, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Pooling and Servicing Agreement). The Pooling and Servicing Agreement will further provide that the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction. Additionally, the Depositor and the Certificateholders will indemnify the Trustee to the extent set forth in the Pooling and Servicing Agreement.

                                  THE POLICY

  The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

  Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) the Class A Guaranteed Distribution Amount with respect to the Class A Certificates; and
(ii) any Class A Guaranteed Distribution Amount which subsequently is avoided in whole or in part as a preference payment under applicable law.

  "Class A Guaranteed Distribution Amount" means, with respect to each Distribution Date, the distribution to be made to the Class A Certificateholders in an amount equal to the Class A Interest Distributable Amount and the Class A Principal Distributable Amount due and payable on such Distribution Date, in each case in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Certificates or the Pooling and Servicing Agreement which has not been consented to by the Certificate Insurer. The Class A Guaranteed Distribution Amount shall not include, nor shall coverage be provided under the Policy in respect of, any portion of a Class A Interest Distributable Amount due to Class A Certificateholders because a notice and certificate in proper form as required was not timely Received by Financial Security, or any portion of a Class A Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Class A Interest Carryover Shortfall. The Class A Guaranteed Distribution Amount shall not include any amounts due in respect of the Class A Certificates attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Certificates, or by reason of any deterioration of the credit worthiness of the Trust, nor shall the Class A Guaranteed Distribution Amount include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge with respect to any Class A Certificateholder imposed by any governmental authority due in connection with any payments to a Class A Certificateholder under the Policy.

  Payment of claims on the Policy made in respect of the Class A Guaranteed Distribution Amount will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Distribution Date on which such payment was due on the Class A Certificates.

  If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of the date when due to be paid pursuant to the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Certificateholder is required to return the amount of any Class A Guaranteed Distribution Amount distributed with respect to the Class A Certificates during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Class A Certificateholder that the Order has been entered and is not subject to any stay, and (iii) an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer will have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Pooling and Servicing Agreement.

  The terms "Receipt" and "Received" with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

  Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York or Minneapolis, Minnesota, or such other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

  The Certificate Insurer's obligations under the Policy in respect of the Class A Guaranteed Distribution Amount shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

  The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest to the extent of any payment by the Certificate Insurer under the Policy.

  Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Class A Guaranteed Distribution Amounts with respect to the Class A Certificates. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

  In the absence of payments under the Policy, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                            THE CERTIFICATE INSURER

  The following information has been obtained from the Certificate Insurer and has not been verified by the Depositor. No representation or warranty is made by the Depositor as to the accuracy and completeness of such information.

GENERAL

  Financial Security Assurance Inc. (the "Certificate Insurer" and, for purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed, to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

  Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

  Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

  The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

  Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

  Financial Security's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, Fitch IBCA, Inc., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors-Limited Nature of Ratings of the Certificates" herein.

CAPITALIZATION

  The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1997 (in thousands):

                                                            SEPTEMBER 30, 1997
                                                            ------------------
                                                               (UNAUDITED)
     Deferred premium revenue (net of prepaid reinsurance
      premiums)............................................     $  402,891
     Shareholder's equity:
       Common stock........................................         15,000
       Additional paid-in capital..........................        646,620
       Unrealized gain on investments (net of deferred
        income taxes)......................................         20,808
       Accumulated earnings................................        212,033
                                                                ----------
         Total shareholder's equity........................        894,461
                                                                ----------
         Total deferred premium revenue and shareholder's
          equity...........................................     $1,297,352
                                                                ==========

  For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc., and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

  Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

  The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  Financial Security does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Financial Security set forth under the heading "The Certificate Insurer."

                             ERISA CONSIDERATIONS

  Subject to the considerations set forth under "ERISA Considerations--Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by employee benefit plans or individual retirement accounts (each, a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and will not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

  Because the Class B Certificates are subordinated to the Class A Certificates, the Class B Certificates may not be purchased by Plans or by persons investing on behalf of, or with the assets of a Plan, unless the conditions set forth in "Erisa Considerations--Subordinate Certificates" in the Prospectus have been met.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement relating to the Certificates (the "Underwriting Agreement") between the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Class A Certificates.

  The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Class A Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

  The Trust may, from time to time, invest the funds in the Collection Account and the Payahead Account in Eligible Investments (as such term is defined in the Pooling and Servicing Agreement) acquired from the Underwriter.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Trust and the Depositor by Brown & Wood LLP, New York, New York.

                                    EXPERTS

  The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

                                                                         PAGE
                                                                      ----------
Actuarial Receivables................................................       S-31
aggregate risks......................................................       S-51
Alpha Program........................................................       S-19
APR..................................................................       S-25
Business Day.........................................................        S-7
Certificate Account..................................................       S-35
Certificate Insurer..................................................        S-4
Certificate Insurer Default..........................................       S-45
Certificate Insurer Optional Deposit.................................       S-39
Certificateholders...................................................        S-7
Certificates.........................................................        S-1
Class A Certificateholders...........................................        S-7
Class A Certificates.................................................        S-1
Class A Distributable Amount.........................................       S-38
Class A Guaranteed Distribution Amount............................... S-11, S-48
Class A Interest Carryover Shortfall.................................       S-41
Class A Interest Distributable Amount................................       S-39
Class A Pass-Through Rate............................................        S-7
Class A Pool Factor..................................................       S-32
Class A Principal Carryover Shortfall................................       S-41
Class A Principal Distributable Amount...............................       S-38
Class B Certificateholders...........................................        S-7
Class B Certificates.................................................        S-1
Class B Deficiency Amount............................................       S-10
Class B Distributable Amount.........................................       S-39
Class B Interest Carryover Shortfall.................................       S-41
Class B Interest Distributable Amount................................       S-39
Class B Pass-Through Rate............................................        S-7
Class B Pool Factor..................................................       S-32
Class B Principal Carryover Shortfall................................       S-41
Class B Principal Distributable Amount...............................       S-39
Code.................................................................       S-51
Collateral Agent.....................................................       S-41
Collection Account...................................................       S-35
Collection Period....................................................        S-8
Commission...........................................................        S-2
Company..............................................................        S-2
Contracts............................................................       S-17
CPS..................................................................        S-4
CPS Receivables Corp. ...............................................       S-10
Cram Down Loss.......................................................       S-38
Cutoff Date..........................................................        S-6
Dealer Agreements....................................................       S-17
Dealers..............................................................       S-17
Delta Program........................................................       S-19
Deposit Institutions.................................................       S-18
Depositor............................................................        S-4
Determination Date...................................................       S-37
Distribution Date....................................................        S-7

                                                                         PAGE
                                                                       ---------
ERISA.................................................................      S-14
Events of Default.....................................................      S-44
Exchange Act..........................................................       S-2
Financial Security....................................................      S-49
First Time Buyer Program..............................................      S-19
IFCs..................................................................       S-6
Insurance Agreement...................................................      S-15
Linc..................................................................      S-18
Liquidated Receivable.................................................      S-37
Liquidation Proceeds..................................................      S-37
Lock-Box Account......................................................      S-12
Lock-Box Bank.........................................................      S-12
Lock-Box Processor....................................................      S-12
Obligors..............................................................      S-17
Payahead Account......................................................      S-35
Payaheads.............................................................      S-36
Paying Agent..........................................................      S-34
Plan..................................................................      S-51
Pool Balance..........................................................      S-32
Pooling and Servicing Agreement.......................................       S-4
Post Office Box.......................................................      S-12
Principal Balance.....................................................      S-37
Principal Distributable Amount........................................      S-38
Purchase Agreement....................................................       S-6
Purchase Amount.......................................................      S-37
Rating Agencies.......................................................      S-14
Receivables...........................................................       S-5
Record Date...........................................................       S-7
Recoveries............................................................      S-38
Requisite Amount......................................................       S-9
Rule of 78's Receivables..............................................      S-31
Scheduled Payment.....................................................      S-38
Servicer..............................................................       S-4
Servicing Assumption Agreement........................................      S-12
Servicing Fee.........................................................      S-36
Servicing Fee Rate....................................................      S-13
Simple Interest Receivables...........................................      S-31
Spread Account........................................................      S-41
Standard Program......................................................      S-19
Standby Fee...........................................................      S-12
Standby Servicer...................................................... S-4, S-33
Sub-Prime Borrowers...................................................      S-17
Total Distribution Amount.............................................      S-37
Trust.................................................................       S-1
Trust Accounts........................................................      S-13
Trustee...............................................................       S-4
Trustee Fee...........................................................      S-40
UCC...................................................................      S-35
Underwriter...........................................................      S-51
Underwriting Agreement................................................      S-51

PROSPECTUS

                            AUTO RECEIVABLES TRUSTS

                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                        FINANCIAL ASSET SECURITIES CORP.
                                   DEPOSITOR

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle retail installment sale contracts or motor vehicle installment loans secured by new and used automobiles, vans and light duty trucks (the "Receivables"), certain monies due or received thereunder on and after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the Closing Date. The Receivables will have been acquired by Financial Asset Securities Corp. (the "Depositor"), either directly or indirectly, from one or more institutions (each an "Originator"). Each Originator will be an entity generally in the business of originating or acquiring Receivables. Specific information regarding the Receivables included in each pool and the Originator or Originators thereof will be provided in the related Prospectus Supplement. The Prospectus Supplement for each Series will name the entity that will act, directly or indirectly through one or more Subservicers, as Master Servicer of the Receivables.

  Each class of Securities of each Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 13 OF THIS PROSPECTUS.

                               ----------------

THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, FINANCIAL ASSET SECURITIES CORP., GREENWICH CAPITAL MARKETS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                               ----------------
                                      LOGO

March 12, 1998

                             AVAILABLE INFORMATION

  The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                          REPORTS TO SECURITYHOLDERS

  With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

  Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Depositor with the Commission on behalf of the Trust referred to in the accompanying Prospectus Supplement pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

  The Depositor will provide on behalf of each Trust without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756.

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Principal Terms".

Issuer.......................      With respect to any Series of Securities, a
                                   Trust formed pursuant to either (i) a
                                   pooling and servicing agreement (a "POOLING
                                   AND SERVICING AGREEMENT") among the
                                   Depositor, the Master Servicer, the Trustee for such Trust and, if so specified in the related Prospectus Supplement, one or more
                                   Originators (as defined below) of the
                                   related Receivables (each such Trust being referred to herein as a "GRANTOR TRUST") or
                                   (ii) a trust agreement (a "TRUST AGREEMENT") among the Depositor, an entity to be specified in the related Prospectus
                                   Supplement (the "COMPANY") and the Trustee for such Trust (each such Trust being referred to herein as an "OWNER TRUST").

Depositor....................      Financial Asset Securities Corp. is a
                                   Delaware corporation and an indirect limited purpose finance subsidiary of National
                                   Westminster Bank plc and an affiliate of Greenwich Capital Markets, Inc. See "The
                                   Depositor".

Master Servicer..............      The entity named as Master Servicer in the
                                   related Prospectus Supplement (the "MASTER
                                   SERVICER"). Each Prospectus Supplement will specify whether the Master Servicer will service the Receivables in the related
                                   Receivables Pool directly or indirectly
                                   through one or more subservicers (each, a "SUBSERVICER").

Originators..................      The Depositor will acquire the Receivables,
                                   directly or indirectly, from one or more institutions (each an "ORIGINATOR"). Each
                                   Originator will be an entity generally in the business of originating or acquiring
                                   Receivables, or an affiliate of such an
                                   entity. The Receivables will be either (i) originated by the related Originator, (ii) originated by various dealers ("DEALERS") and assigned to the Originator or (iii) acquired by the related Originator from other originators or owners of receivables.

Trustee......................      With respect to each Owner Trust and each
                                   Grantor Trust, the trustee specified in the related Prospectus Supplement (the
                                   "TRUSTEE").

Indenture Trustee............      With respect to any Series of Securities
                                   that is issued by an Owner Trust and
                                   includes one or more classes of Notes, the indenture trustee specified in the related
                                   Prospectus Supplement (the "INDENTURE
                                   TRUSTEE").

Securities Offered...........      Each Series of Securities issued by an Owner
                                   Trust may include one or more classes of Certificates and/or one or more classes of Notes. Each Series of Securities issued by a Grantor Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "INDENTURE") between the related Owner Trust and the Indenture Trustee specified in the related Prospectus Supplement. Each class of Certificates will be issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related Pooling and Servicing Agreement
                                   (in the case of Certificates issued by a Grantor Trust). The related Prospectus
                                   Supplement will specify which class or
                                   classes of Notes and/or Certificates of the related Series are being offered thereby.

Notes........................      Each class of Notes will have a stated
                                   principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "INTEREST RATE") as set forth in the related Prospectus
                                   Supplement. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                                   A Series of Securities issued by an Owner
                                   Trust may include two or more classes of Notes that differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. If specified in the related Prospectus Supplement, one or more classes of Notes ("STRIP NOTES") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "Description of the Notes--Distributions of Principal and Interest".

                                   Unless otherwise specified in the related
                                   Prospectus Supplement, Notes will be
                                   available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                                   If the Master Servicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received) in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", all of the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include monies in a Pre-Funding Account or Collateral.

                                   Reinvestment Account that will be used to purchase additional Receivables after the Closing Date, one or more classes of the outstanding Notes may be subject to partial redemption at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables in the manner and to the extent specified in the related Prospectus Supplement.

The Certificates.............      Each class of Certificates will have a
                                   stated certificate balance (the "Certificate
                                   Balance") and will accrue interest on such Certificate Balance at a specified rate
                                   (with respect to each class of Certificates, the "Pass-Through Rate") as set forth in the related Prospectus Supplement. Each class of Certificates may have a different Pass-
                                   Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related
                                   Prospectus Supplement will specify the Pass-
                                   Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                   A Series of Securities may include two or more classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the Certificates--Distributions of Principal and Interest". If a Series of Securities issued by an Owner Trust includes one or more classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                   Unless otherwise specified in the related
                                   Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $20,000 and in integral multiples of $1,000 in excess thereof and will be available in book- entry form only. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities-- Definitive Securities".

                                   If the Master Servicer or any Subservicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination", the
                                   Certificates will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Collateral Reinvestment Account that will be used to purchase additional Receivables after the Closing Date, one or more classes of Certificates may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus Supplement.

The Trust Property...........      The property of each Trust will include a
                                   pool of simple interest or precomputed
                                   interest motor vehicle installment sale
                                   contracts or motor vehicle installment loans secured by new and used automobiles, vans and light duty trucks (the "Receivables"), including the right to receive payments received or due on or with respect to such Receivables on and after the date or dates specified in the related Prospectus
                                   Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby
                                   (the "Financed Vehicles"), and any proceeds from claims under certain related insurance policies. On the date of issuance of a Series of Securities specified in the related Prospectus Supplement (the "Closing
                                   Date"), the Depositor will convey
                                   Receivables having the aggregate principal balance specified in such Prospectus
                                   Supplement as of the Cutoff Date specified therein to such Trust pursuant to either (i) a Pooling and Servicing Agreement (in the case of a Grantor Trust) or (ii) a sale and servicing agreement (a "Sale and Servicing
                                   Agreement")
                                   among the Depositor, the Master Servicer, such Trust and, if so specified in the related Prospectus Supplement, one or more
                                   Originators of the related Receivables (in the case of an Owner Trust). The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain trust accounts, including the related Collection Account, any Pre-Funding
                                   Account, any Collateral Reinvestment Account and any other account identified in the applicable Prospectus Supplement. See
                                   "Description of the Transfer and Servicing
                                   Agreements--Trust Accounts".

                                   If the related Prospectus Supplement
                                   provides that the property of a Trust will include monies initially deposited into an account (a "Pre-Funding Account") to purchase additional Receivables after the Closing Date, the Depositor will be obligated pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to sell additional Receivables (the "Subsequent Receivables") to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing Date (the "Pre-Funded Amount"), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement) from time to time during the period (the "Funding Period") specified in such Prospectus Supplement for the purchase of such Subsequent Receivables. Any Subsequent Receivables conveyed to a Trust will have been acquired by the Depositor, directly or indirectly, from the same Originator or Originators from which the Depositor acquired the Receivables conveyed to such Trust on the related Closing Date (the "Initial Receivables") and will meet all of the credit and other criteria set forth herein and in the related Prospectus Supplement. See "Risk Factors--Sales of Subsequent Receivables", "The Receivables Pools" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and "The Receivables Pool" in the related Prospectus Supplement.

                                   In addition, if so provided in the related
                                   Prospectus Supplement, in lieu of a Funding
                                   Period, during the period (the "Revolving
                                   Period") from the Closing Date until the first to occur of (i) such event or events as are described in the related Prospectus Supplement (each, an "Early Amortization Event") or (ii) the last day of the Collection Period preceding a Distribution Date specified in the related Prospectus Supplement, an account will be maintained in the name of the Trustee, the Owner Trustee or the Indenture

                                   Trustee (the "Collateral Reinvestment
                                   Account"). The amount on deposit in the
                                   Collateral Reinvestment Account on the
                                   Closing Date may, if so specified in the related Prospectus Supplement, include an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and, during the Revolving Period principal will not be distributed on the Securities of the related series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used to purchase Subsequent Receivables.

                                   As used in this Prospectus, the term
                                   Receivables will include the Initial
                                   Receivables transferred to a Trust on the Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period or Revolving Period, if any.

                                   Amounts on deposit in any Pre-Funding
                                   Account during the related Funding Period or in any Collateral Reinvestment Account during the related Revolving Period will be invested by the Trustee (as directed by the Master Servicer) in Eligible Investments, and any resultant investment income, less any related investment expenses ("Investment Income"), will be added, on the Distribution Date immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Receivables for the related Collection Period and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period or in a Collateral Reinvestment Account at the end of the related Revolving Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Notes and/or Certificates of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. In no event will a Funding Period continue for more than one year after the related Closing Date. See "Risk Factors--Pre-Funding Accounts", "-- Sales of Subsequent Receivables" and "Description of the Transfer and Servicing Agreements--Trust Accounts--Pre-Funding
                                   Accounts".

Credit and Cash Flow               If and to the extent specified in the
 Enhancement.................      related Prospectus Supplement, credit
                                   enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or a class or classes of Securities may be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing             The Depositor will sell the related
 Agreements..................      Receivables to a Trust pursuant to a Sale
                                   and Servicing Agreement or Pooling and
                                   Servicing Agreement, as applicable. The
                                   rights and benefits of an Owner Trust under any such Sale and Servicing Agreement will, if such Owner Trust issues Notes, be assigned to the related Indenture Trustee as collateral for such Notes pursuant to the Indenture. The Master Servicer will agree with each Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables, either directly or indirectly through one or more Subservicers. In addition, the Master
                                   Servicer may undertake certain
                                   administrative duties under an
                                   Administration Agreement with respect to an Owner Trust.

                                   Unless otherwise provided in the related
                                   Prospectus Supplement, the Master Servicer will advance scheduled payments under each Precomputed Receivable that are not timely made (a "Precomputed Advance") to the extent that the Master Servicer, in its sole discretion, expects to recoup such Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables. If so provided in the related Prospectus Supplement, with respect to Simple Interest Receivables, the Master Servicer will advance any interest shortfall (a "Simple Interest Advance"). As used herein, "Advance" means any Precomputed Advance or Simple Interest Advance. The Master Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

                                   Unless otherwise specified in the related
                                   Prospectus Supplement, the Master Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related Prospectus Supplement of the aggregate outstanding principal balance of the related

                                   Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or similar charges. Fees payable to any Subservicer as compensation for performing certain servicing functions with respect to all or a portion of the Receivables in a Receivables Pool will be the responsibility of the Master Servicer and will not be an additional expense of the Trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and
                                   Payment of Expenses" herein.

Tax Considerations...........      If a Prospectus Supplement specifies that
                                   the related Trust will be a partnership or will not issue any classes of Certificates, upon the issuance of the related Series of Securities (a) Federal Tax Counsel or
                                   Special Federal Tax Counsel to such Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such Series will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation and (b) local tax counsel to such Trust will deliver an opinion to the effect that the same characterizations apply for applicable state income and business tax purposes. In respect of any such Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each holder of a Certificate, if any, (each, a
                                   "Certificateholder"), by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and for state income and business tax purposes. Alternative characterizations of such Trust and any such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                   If a Prospectus Supplement specifies that the related Trust will be a Grantor Trust, upon the issuance of the related Series of Certificates Federal Tax Counsel or Special Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                   If a Prospectus Supplement specifies that the related Trust will issue one or more classes of Certificates treated as debt, upon the issuance of the related Series of Securities (a) Federal Tax Counsel or Special Federal Tax Counsel to such Trust will deliver an opinion to the effect that for federal income tax purposes: (i) unless provided otherwise in the Prospectus Supplement, any Certificates of such Series will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation and (b) local tax counsel to such Trust will deliver an opinion to the effect that the same characterizations apply for applicable state income and business tax purposes. In respect of any such Series, each Certificateholder, by the acceptance of a Certificate of such Series, will agree to treat such Certificate as indebtedness. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                   See "Material Federal Income Tax
                                   Consequences" for additional information regarding the application of federal tax laws.

ERISA Considerations.........      Subject to the considerations discussed
                                   under "ERISA Considerations" herein and in the related Prospectus Supplement, and if so specified therein, (i) the Notes of any Series issued by an Owner Trust and (ii) any Certificates issued by an Owner Trust or a Grantor Trust that meet certain Department of Labor requirements are eligible for purchase by employee benefit plans.

                                   Unless otherwise specified in the related
                                   Prospectus Supplement, the Certificates of any Series that are subordinated to any other Security of that Series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Ratings......................      It is a condition to the issuance of the
                                   Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.
                                   A rating is not a recommendation to
                                   purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Securities will not address the likelihood of an Early
                                   Amortization Event. There can be no
                                   assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Securities, see
                                   "Summary of Terms-- Rating of the
                                   Securities" and "Risk Factors--Ratings of the Securities" in the related Prospectus
                                   Supplement.

                                 RISK FACTORS

  Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

  Pre-Funding Accounts and Collateral Reinvestment Accounts. If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 40% of the initial aggregate principal amount of the Notes and/or Certificates of the related Series of Securities. In addition, if so specified in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the amount, if any, specified in such Prospectus Supplement into the Collateral Reinvestment Account and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from the Originator or Originators specified in the related Prospectus Supplement) from time to time during the related Funding Period or Revolving Period. During the related Funding Period or Revolving Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account or the Collateral Reinvestment Account will be invested by the Trustee (as instructed by the Master Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period and allocated to interest and will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than one year after the related Closing Date.

  To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders and Certificateholders (collectively the "Securityholders") on the Distribution Date at or immediately following the end of the Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Securities of the related Series. In addition, holders of the related Securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Securities.

  Sales of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Depositor will be obligated pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Depositor from the applicable Originator or Originators during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Depositor may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period or Revolving Period as described above under "Pre-Funding Accounts and Collateral Reinvestment Accounts".

  Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable; (ii) the Depositor shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Depositor must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

  Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables Pools" herein.

  Certain Legal Aspects--Security Interests in Financed Vehicles. In connection with its transfer of Receivables to a Trust, the Originator of such Receivables will transfer and assign its security interest in the related Financed Vehicles to the Depositor, and the Depositor will transfer and assign such security interest to the Trust. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend any certificates of title to identify such Trust as the new secured party on the certificates of title relating to such Financed Vehicles. In the absence of such amendments, such Trust may not have a perfected security interest in such Financed Vehicles in certain states. As more fully described in the related Prospectus Supplement, each Originator will make certain representations and warranties with respect to its conveyance of a perfected security interest in a Financed Vehicle to a related Trust and the Originator will be obligated to repurchase the related Receivable from the Trust if there is a breach of such representations and warranties that materially adversely affects the interest of the Trust in such Receivable and such breach has not been cured.

  If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest as against liens for repairs of Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. None of the applicable Originator, the Depositor or the Master Servicer will have any obligation to repurchase a Receivable in respect of which a Trust so loses its security interest or the priority of its security interest in the related Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables-- Security Interests in Financed Vehicles".

  Certain Legal Aspects--Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Originator will be obligated to repurchase any Receivable that fails to comply with such legal requirements, and the Depositor and the Master Servicer will undertake to enforce such obligation on behalf of the Trust. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Certain Legal Aspects--Insolvency Considerations. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the sale of the Receivables from each Originator to the Depositor and from the Depositor to a Trust is, in each such case, a valid sale of the Receivables.

Notwithstanding the foregoing, if an Originator or the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables by such debtor should be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to Securityholders could occur or (should the court rule in favor of any such trustee, creditor or debtor) reductions in the amounts of such payments could result. If a transfer of Receivables by an Originator or the Depositor is treated as a pledge instead of a sale by it, a tax or government lien on its property arising before the transfer of such Receivables by such debtor may have priority over the related Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Originators' or the Depositor's bankruptcy estate and would not be available to creditors of the Originators or the Depositor.

  Additionally, because the Originators may have purchased the Receivables from other originators or dealers, it is possible that (as a result of recourse retained against such other originators or dealers or otherwise) the transfer of the Receivables from such originators or dealers to the Originator could be treated as a pledge rather than a sale and the corresponding negative implications for timing and receipt of payments by a Trust could apply.

  The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27,
1993) determined that "accounts", a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of an Originator, the Depositor, or an originator or dealer which sells Receivables to the Originator, even if the transfer of Receivables by it were treated as a sale, the Receivables would be part of its bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

  If so specified in the related Prospectus Supplement, with respect to each Trust that is not a grantor trust, if an Insolvency Event occurs with respect to the Company, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Note Distribution Account, if any, and the Certificate Distribution Account, if any, with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay the Notes and/or the Certificates of the related Series in full, the amount of principal returned to such Noteholders and/or the Certificateholders will be reduced and such Noteholders and/or Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event".

  Nature of Contracts and Obligors. If and to the extent specified in the related Prospectus Supplement, the Obligors on the Receivables to be conveyed to a Trust may include "sub-prime" borrowers who have a low income level and/or limited or adverse credit histories. Typical "sub-prime" borrowers include young borrowers (18 to 25 years old) who do not have a credit history, previously bankrupt borrowers who desire to reestablish their credit history, slow payers of credit cards and department store accounts and borrowers who desire payment terms slightly longer than the maximum term permitted by traditional sources of consumer credit. The average interest rate charged by the Originators to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

  Social, Economic and Other Factors. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

  Limited Obligation of the Depositor. None of the Depositor, any Originator or any of their affiliates will insure or be obligated to make any payments in respect of the Notes, the Certificates or the Receivables of a given Trust.

  Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account and reserve account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Depositor, any Originator, any of their affiliates or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

  Maturity and Prepayment Considerations. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables also may be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, the applicable Originator may be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the holders of the related Series of Securities. See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase the Receivables of a given Receivables Pool and "--Insolvency Event" regarding the sale of the Receivables by certain Owner Trusts if an Insolvency Event occurs with respect to the Company.

  Holders of Notes and Certificates should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an actual yield that is less than the anticipated yield.

  Servicer Default. If so provided in the related Prospectus Supplement with respect to a Series of Securities issued by an Owner Trust that includes Notes, upon the occurrence of a Servicer Default the related Indenture Trustee or Noteholders may remove the Master Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series that includes Notes will not have the ability to remove the Master Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to each Series that includes Notes will have the ability, with certain specified exceptions, to waive defaults by the Master Servicer, including defaults that could materially and adversely affect the Certificateholders of such Series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

  Ratings of the Securities. It is a condition of the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of the Securities will not address the likelihood of an Early Amortization Event. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms--Rating of the Securities" and "Risk Factors--Ratings of the Securities" in the related Prospectus Supplement.

  Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, each class of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

  Delinquent Receivables. If so specified in the related Prospectus Supplement, a Trust may include Receivables which are delinquent as of the Cutoff Date for such Trust, provided that no more than 10% by principal balance of the Receivables in a Trust may be more than 30 days delinquent as of such Cutoff Date. A Receivable is "delinquent" if payment on such Receivable is contractually past due and the period of delinquency of a Receivable is the number of calendar days such Receivable is contractually past due. Investors should consider the risk that inclusion of delinquent Receivables in a Trust may affect the rate of prepayment or losses on such Receivables.

                                  THE TRUSTS

  With respect to each Series of Securities, the Depositor will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of Receivables secured by new and used automobiles, vans or light duty trucks and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Depositor will sell Receivables to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Depositor will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Depositor during the related Funding Period. In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited by the Depositor to the Collateral Reinvestment Account on the Closing Date and, during the

Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Receivables during the related Revolving Period. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights therein of the related Indenture Trustee and the Noteholders. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (v) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a reserve account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

  If the protection provided to (i) holders of the Notes, if any, issued by an Owner Trust by the subordination of the related Certificates, if any, and by the reserve account, if any, or any other available form of credit enhancement for such Series or (ii) Certificateholders, if any, by any such reserve account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

  The Master Servicer for each Trust will be responsible for the servicing of the Receivables held by the Trust and will receive fees for such services. The Master Servicer may subcontract all or any portion of its obligations as Master Servicer to qualified Subservicers, but the Master Servicer will not be relieved thereby of its liability with respect to such obligations. Any fees due to any such Subservicers will be the responsibility of the Master Servicer and will not be an additional obligation of the related Trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein.

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Administrator of any Owner Trust that issues Notes and the Master Servicer with respect to any Grantor Trust may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Master Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

                             THE RECEIVABLES POOLS

GENERAL

  The Receivables in each Receivables Pool have been or will be originated or acquired by the Originators, and acquired by the Depositor from such Originators, in the ordinary course of business. The Depositor expects that each Receivable so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified in the related Prospectus Supplement. Each Originator will be an entity generally in the business of originating or acquiring Receivables, or an affiliate of such an entity.

  If so provided in the related Prospectus Supplement, each Receivable (i) will be secured by a new or used vehicle, (ii) will provide for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of a Balloon Payment Receivable, may be a final balloon payment) that fully amortize the amount financed over the original term to maturity of the related Contract (iii) will be a Precomputed Receivable or a Simple Interest Receivable and (iv) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement.

  "Precomputed Receivables" will consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the APR under the related Contract multiplied by the unpaid principal balance of the loan, plus (y) and an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78's.

  "Balloon Payment Receivables" are receivables secured by new and used automobiles or light duty trucks with a final payment which is greater than the scheduled monthly payments. A Balloon Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable, but also provides for a final "balloon" payment due after payment of such monthly installments, which payment may be substantially larger than the regular scheduled payments and may result in a balloon payment at maturity which may be equal to a high percentage of the original amount financed. If so specified in the related Prospectus Supplement, the final balloon payment on a Balloon Payment Receivable may be satisfied by one or more of (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Originator or its assignee subject to certain conditions, or (iii) refinancing the balloon payment in accordance with certain conditions. If so specified in the related Prospectus Supplement, only the principal payments due prior to the final balloon payment and not the final balloon payment will be included initially in the related Trust.

  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments; however, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (calculated as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

  In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable and allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If an Actuarial Receivable is prepaid in full, with minor variations based on state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

  Unless otherwise provided in the related Prospectus Supplement, each Trust will account for the Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Master Servicer as additional servicing compensation.

  Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate ("APR") and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Certain information concerning the experience of the applicable Originator or Originators with respect to each Receivables Pool pertaining to delinquencies, repossessions and net losses in respect of motor vehicle retail installment sale contracts and installment loan contracts (referred to herein collectively as "Contracts") will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience of the applicable Originator or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes, if any, and the Certificates, if any, of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, and the Repurchase Amount of Receivables repurchased by the applicable Originator or purchased by the Master Servicer for administrative reasons.) The Receivables generally will be prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the applicable Originator will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, as a result of breaches of representations and warranties with respect to the Receivables, and the Master Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Master Servicer's or one or more Subservicers' option to purchase Receivables from a given Trust and "-- Insolvency Event" regarding the sale of the Receivables owned by certain Owner Trusts if an Insolvency Event occurs with respect to the Company. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Receivables to the Trust during such period could affect the weighted average life of the Securities of the related series.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Master Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and
(b) the applicable Certificate Pool Factor at the time of determination.

  Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders, if any, will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders".

                                USE OF PROCEEDS

  Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the Depositor and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account or the initial deposit, if any, to the Collateral Reinvestment Account, if any. The Depositor will use the portion of such proceeds paid to it for general corporate purposes.

                                 THE DEPOSITOR

  The Depositor was incorporated in the State of Delaware on August 2, 1995 and is an indirect, limited purpose finance subsidiary of National Westminster Bank plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich, Connecticut 06830; telephone (203) 625-2700.

  As described herein under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables", the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust. The Depositor does not have, nor is it expected in the future to have, any significant assets.

  Neither the Depositor nor any of its affiliates, including Greenwich Capital Markets, Inc., will insure or guarantee the Securities of any Series.

                                THE ORIGINATORS

  Information regarding the Originator or Originators of the Receivables conveyed to a Trust will be provided in the related Prospectus Supplement.

                           DESCRIPTION OF THE NOTES

GENERAL

  Each Owner Trust will, if so specified in the related Prospectus Supplement, issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Notes and Indenture.

  Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related Series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Master Servicer, a Subservicer or such other party as may be specified in the related Prospectus Supplement of its option to purchase the related Receivables Pool. See "Description of the Transfer and Servicing Agreements--Termination".

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any such Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, payments of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based on the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

  In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

CERTAIN PROVISIONS OF THE INDENTURE

  Events of Default; Rights upon Event of Default. Unless otherwise provided in the related Prospectus Supplement, "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable;

(iii) a default in the observance or performance in any material respect of any covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes; or (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account; therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

  Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

  If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the Indenture Trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

  Unless otherwise specified in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

  None of the related Indenture Trustee or the related Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in such Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Master Servicer or otherwise in accordance with the Related Documents.

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust shall have been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; and (v) such Trust shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

  No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

  Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Modification of Indenture. Unless otherwise specified in the related Prospectus Supplement, each Owner Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. However, unless otherwise specified in the related Prospectus Supplement, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes or, unless otherwise permitted or contemplated in such Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of such Indenture.

  Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action does not materially and adversely affect the interests of any such Noteholder.

  Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor Indenture Trustee for such Series. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for a Series of Notes will become effective until acceptance of the appointment by the successor Indenture Trustee for such Series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Trust will, if so provided in the related Prospectus Supplement, issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

  Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by the Company, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. Unless otherwise specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Company. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a Series owned by the Company will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements-- Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and, if so specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

  In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust that also issues Notes, distributions in respect of such Certificates may be subordinated to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

  Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE SECURITIES

  Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

  The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(5-19)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

  As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

  Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

  CD Rate Securities. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

  The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

  The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

  Commercial Paper Rate Securities. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

  The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New

York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

             Money Market     =      D - 360    - 100
             Yield                360 - (D - M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

  The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

  Federal Funds Rate Securities. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

  The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

  The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

  LIBOR Securities. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

  With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

    (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

  Treasury Rate Securities. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

  The "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

  The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

  The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

  Unless otherwise specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the

Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, neither the related Administrator or the related Indenture Trustee, if any, nor the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  Unless otherwise stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Administrator or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Trustee elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency specified in the notice of final distribution to Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

  With respect to each Series of Securities, on or prior to each Distribution Date, the Master Servicer will prepare and forward, or cause to be prepared and forwarded, to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the information specified in the related Prospectus Supplement.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

  Unless otherwise provided in the related Prospectus Supplement, three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

  Unless otherwise specified in the related Prospectus Supplement, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of each purchase agreement pursuant to which the Depositor will acquire the Receivables from the Originators (each, a "Purchase Agreement"), each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, pursuant to which a Trust will purchase Receivables from the Depositor and the Master Servicer will agree to be responsible for the servicing of such Receivables, each Trust Agreement (or, in the case of a Grantor Trust, each Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued, and each Administration Agreement pursuant to which the Master Servicer will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

  The property of each Trust will include a pool of Receivables, which will consist of Receivables that were originated or acquired by one or more Originators and sold by such Originator or Originators to the Depositor in the ordinary course of business.

  The Receivables included in a Receivables Pool will be sold by the applicable Originator, directly or indirectly, to the Depositor pursuant to a Purchase Agreement. The related Prospectus Supplement will specify for the Initial Receivables to be included in each Receivables Pool the weighted average APR, the weighted average original and remaining terms to maturity, the geographic distribution and distribution by APR, and the percentage of such Receivables that are Precomputed Receivables or Simple Interest Receivables. Each Prospectus Supplement will also provide information regarding the Originator or Originators of the related Receivables.

  The Originator will make certain representations and warranties in each Purchase Agreement regarding the related Receivables. Such representations and warranties will generally include that, immediately prior to the transfer and assignment of the Receivables, (i) the Originator has good title to, and is the sole owner of, the Receivables, (ii) the Receivables are subject to no offsets, defenses or counterclaims, (iii) each Receivable complies in all material respect with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) each Receivable is secured by a valid first lien on the related Financed Vehicle, (v) no Receivable is delinquent more than 90 days (or such longer period as may be specified in the related Prospectus Supplement) and there are no tax or mechanics' liens against the related Financed Vehicle, (vi) the related Financed Vehicles are covered by physical damage and loss insurance, and (vii) the information provided by the Originator with respect to the Receivables is true and correct.

  The terms of each Purchase Agreement, including the representations and warranties of the Originator included therein, will apply to the Initial Receivables as well as to any Subsequent Receivables to be transferred to a Trust.

  If so specified in the related Prospectus Supplement, the representations and warranties of the Originator will not be made as of the applicable Cutoff Date but as of the date on which the Originator sold the Receivables to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Securities to which such Receivables relate. If the representations and warranties of an Originator do not address events that may have occurred following the sale of the Receivables by such Originator, its repurchase obligation described below would not arise if the relevant event that would otherwise have given rise to such obligation with respect to a Receivable occurs after the date of sale of such Receivable by the Originator to the Depositor or its affiliates. However, the Depositor will not include any Receivable in a Trust for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Originator will not be accurate and complete in all material respects in respect of such Receivable as of the date of issuance of the related Series of Securities. If the Master Servicer is also an Originator with respect to a particular Series, such representations and warranties will be in addition to the representations and warranties made by the Master Servicer in its capacity as Master Servicer.

  The Master Servicer or the Trustee, if the Master Servicer is the Originator, will promptly notify the relevant Originator of any breach of any representation or warranty made by it in respect of a Receivable which materially and adversely affects the interests of the Trust in such Receivable. Unless specified in the related Prospectus Supplement, if such Originator does not cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Originator will be obligated to repurchase such Receivable from the Trust at a price (the "Repurchase Amount") equal to 100% of the principal balance thereof as of the date of the repurchase plus accrued interest thereon at the applicable APR to the first day of the month in which the Purchase Amount is to be distributed. Except in those cases in which the Master Servicer is the Originator, the Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the holders of the Securities. This repurchase obligation will constitute the sole remedy available to holders of the Securities or the Trustee for a breach of representations and warranties by an Originator.

  Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Originator) will be obligated to repurchase a Receivable if an Originator defaults on its obligation to do so, and no assurance can be given that Originators will carry out their respective repurchase obligations with respect to Receivables.

  On the related Closing Date, the Depositor will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to the related Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Concurrently with the transfer and assignment of such Receivables to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Notes and/or Certificates. The net proceeds from the sale of the Notes and/or Certificates will be applied to the purchase of the related Receivables and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount to the Pre-Funding Account and the initial deposit to the Collateral Reinvestment Account. Each Prospectus Supplement will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the related Trust.

  If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account or Collateral Reinvestment Account, the applicable Originator or Originators will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement or Purchase Agreements, as applicable, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, Subsequent Receivables from time to time during the Funding Period or Revolving Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as applicable. The related Trust will be obligated pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to purchase all such Subsequent Receivables from the Depositor subject to the satisfaction, on or before the related Subsequent Transfer Date, of the conditions precedent, among others, that (i) each such Subsequent Receivable shall satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and shall not have been selected from among the eligible Receivables in a manner that the applicable Originator or the Depositor deems adverse to the interests of the Securityholders; (ii) as of the applicable Cutoff Date for such Subsequent Receivables, all of the Receivables in the related Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iii) the applicable Originator must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor and the related Trust, respectively. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Depositor deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of such Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, the Originator or the Depositor, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

TRUST ACCOUNTS

  With respect to each Owner Trust that issues Notes, the Master Servicer will establish and maintain with the related Indenture Trustee (a) one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust that issues Certificates and each Grantor Trust, the Master Servicer will establish and maintain an account with the related Trustee, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any reserve account or other form of credit enhancement for distribution to such

Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Owner Trust that does not issue Notes or any Grantor Trust, the Master Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

  If so provided in the related Prospectus Supplement, the Master Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust that issues Notes) or Trustee (in the case of an Owner Trust that does not issue Notes or a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or Certificateholders.

  Pre-Funding Account and Collateral Reinvestment Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related Series. In addition, if so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Collateral Reinvestment Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the amount, if any, specified in such Prospectus Supplement, and, during the Revolving Period, principal will not be distributed on the Securities of the related Series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Receivables that are in excess of amounts required to be distributed therefrom will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period and Revolving Period, respectively. The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

  Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Pre-Funding Account, Collateral Reinvestment Account, reserve account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) qualifying demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; (c) qualifying commercial paper; (d) qualifying investments in money market mutual funds (including funds for which the related Indenture Trustee or the related Owner Trustee or any of their respective affiliates is investment manager or advisor); (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b); (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b); and (g) any other investment specified in the related Prospectus Supplement or permitted by the rating agency rating the related Series of Securities. Except as described hereafter or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. Unless otherwise specified in the related Prospectus Supplement, Investment Income on funds deposited in the Trust Accounts will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

  The Trust Accounts will be maintained as Eligible Deposit
Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency rating the related Series of Securities in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has a long-term or short-term unsecured debt rating or a deposit rating acceptable to the rating agency rating the related Series of Securities and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  If so specified in the related Prospectus Supplement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, the Depositor and each Trust will designate the Master Servicer, or another custodian specified in such Prospectus Supplement, as custodian to maintain possession, as such Trust's agent, of the related Contracts and any other documents relating to the Receivables. The Depositor's and the Master Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

  The Master Servicer, directly or through one or more Subservicers, will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Contracts it services for itself and others. Consistent with its normal procedures, the Master Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Master Servicer purchasing the Receivable for the Repurchase Amount, while others may result in the Master Servicer making Advances. The Master Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

  If so specified in the related Prospectus Supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the Receivables. The identity of any backup servicer, as well as a description of such responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

  With respect to each Trust, the Master Servicer will deposit or cause to be deposited all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during the period specified in the related Prospectus Supplement (the "Collection Period") into the related Collection Account not later than two business days after receipt thereof.

  Collections on a Precomputed Receivable received during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Master Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full and if so provided in the related Prospectus Supplement, generally will be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

ADVANCES

  If so provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Master Servicer will make a Precomputed Advance of the shortfall. The Master Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Master Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Master Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Master Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Master Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

  If so provided in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Master Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Master Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) will be withdrawn from the Collection Account and paid to the Master Servicer in reimbursement of outstanding Simple Interest Advances. If so provided in the related Prospectus Supplement, no advances of principal will be made with respect to Simple Interest Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust the Master Servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. If so specified in the related Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series. Any fees due to any Subservicer with respect to a Receivables Pool will be the responsibility of the related Master Servicer and will not be an additional expense of the Trust.

  Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Contracts and late fees and other charges in accordance with the Master Servicer's normal practices and procedures.

  The Servicing Fee will compensate the Master Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and the disposition of defaulted Receivables and policing the collateral. The Servicing Fee will also compensate the Master Servicer for administering the related Receivables Pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related Indenture Trustee and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders. The Servicing Fee also will reimburse the Master Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

  With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Distribution Date collections on or in respect of the related Receivables will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a reserve account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, during a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, reserve accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

  The existence of a reserve account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. If so specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur that exceed the amount covered by such credit enhancement or that are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

EVIDENCE AS TO COMPLIANCE

  Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Master Servicer's accounting records and computer files with respect thereto and certain other matters.

  Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Master Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

  Prior to each Distribution Date with respect to each Series of Securities, the Master Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

SERVICER DEFAULTS

  Unless otherwise provided in the related Prospectus Supplement, a "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver or cause to be delivered to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trustee, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Master Servicer or written notice of such failure is given (a) to the Master Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Master Servicer and to the related Trustee or Indenture Trustee, as applicable, by holders of Notes, if any, evidencing not less than 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less than 25% of the Certificate Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Master Servicer in the same manner described in clause (i) above; and (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations (each, an "Insolvency Event").

RIGHTS UPON SERVICER DEFAULT

  Unless otherwise provided in the related Prospectus Supplement, in the case of any Owner Trust that issues Notes, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Master Servicer, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer and will be entitled to similar compensation arrangements. In the case of any Owner Trust that does not issue Notes or any Grantor Trust, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Trust Agreement or Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Master Servicer, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. In the event that the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Master Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $10,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor master servicer, which in no event may be greater than the servicing compensation paid to the Master Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

  Unless otherwise provided in the related Prospectus Supplement, (i) in the case of each Owner Trust that issues Notes, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Owner Trust that does not issue Notes or each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance may, on behalf of all such Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision of the Master Servicer in the Sale and Servicing Agreement or Pooling and Servicing

Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults.

AMENDMENT

  Unless otherwise specified in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders and Certificateholders; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interests of any such Noteholder or Certificateholder.

  Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, of the related Series and the holders of Certificates evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

INSOLVENCY EVENT

  With respect to any Owner Trust, unless otherwise provided in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables comprising the related Receivables Pool will be liquidated and such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates, if any, (excluding any Certificates held by the Company) representing more than 50% of the aggregate outstanding principal amount of each such class (not including the principal amount of such Certificates held by the Company) and (ii) holders of each class of Notes, if any, representing more than 50% of the aggregate outstanding principal amount of each such class of Notes, to the effect that each such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Company, notice thereof is required to be given to the related Securityholders; provided, however, that any failure to give such notice will not prevent or delay the termination of such Trust. Upon any such termination of a Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables of such Trust will be treated as collections on such Receivables and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Receivables and any amounts on deposit in the related Trust Accounts and any available credit enhancement are not sufficient to pay the related Notes and Certificates in full, the amount of principal returned to the holders thereof will be reduced and some or all of the related Securityholders will incur a loss.

  Each Pooling and Servicing Agreement and each Trust Agreement will provide that the related Trustee shall not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all related Certificateholders (including the Company) and the delivery to such

Trustee by each such Certificateholder (including the Company) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT IN FULL OF THE NOTES

  Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series under the related Sale and Servicing Agreement, except as otherwise provided therein.

COMPANY LIABILITY

  Unless otherwise provided in the related Prospectus Supplement, in the case of an Owner Trust, the Company will agree in the related Trust Agreement to be liable directly to any injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to such Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company was a general partner.

TERMINATION

  Unless otherwise specified in the related Prospectus Supplement, the obligations of the Master Servicer, any Subservicer, the Depositor, each Originator, the related Trustee and the related Indenture Trustee, if any, with respect to the Trust pursuant to the related Transfer and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders, if any, of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

  Unless otherwise specified in the related Prospectus Supplement, in order to avoid excessive administrative expenses, the Master Servicer will be permitted, at its option, to purchase from each Trust all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the then outstanding Pool Balance is 10% or less of the original Pool Balance (as defined in the related Prospectus Supplement), at a purchase price equal to the aggregate of the Repurchase Amounts thereof as of the end of such Collection Period.

  If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within the period of time specified in such Prospectus Supplement following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in such Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

ADMINISTRATION AGREEMENT

  The Master Servicer, in its capacity as administrator (the "Administrator"), may enter into an agreement (each, an "Administration Agreement") with an Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. If so specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid as specified in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

  In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in financed automobiles, light duty trucks and vans generally is governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles and light duty trucks is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

  Unless otherwise specified in the related Prospectus Supplement, each Contract will name the applicable Originator as obligee or assignee and as the secured party. Unless otherwise specified in the related Prospectus Supplement, such Originator will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Unless otherwise specified in the related Prospectus Supplement, the Obligors on the Contracts will not be notified of the sale from the Originator, directly or indirectly, to the Depositor, or the sale from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from the Originator, directly or indirectly, to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

  The Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Depositor, and the Depositor will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement. However, because of the administrative burden and expense, neither the Originator nor the Depositor will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

  In most states, an assignment such as that under each Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

  Under the laws of most states, the perfected security interest in a vehicle will continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless otherwise specified in the related Prospectus Supplement, under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Master Servicer will be obligated to take appropriate steps, at the Master Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

  In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Master Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of

1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

  Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

  Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Originator's warranties under the related Purchase Agreement and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

  Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

  Under most state vehicle dealer licensing laws, sellers of automobiles, minivans and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Master Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Transfer and Servicing Agreements.

  Under each Purchase Agreement, the Originator will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Originator and would create an obligation of the Originator to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates and is based on the advice of Brown & Wood LLP, special federal tax counsel for the Depositor ("Federal Tax Counsel"). The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences particular to them with respect to their purchase, ownership and disposition of the Notes and the Certificates.

  The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special federal tax counsel to the Trust specified in the related Prospectus Supplement ("Special Federal Tax Counsel") relating to the federal income tax consequences to investors in Securities of the related Series and to the effect that the federal income tax matters discussed below are accurate in all material respects. An opinion of Federal Tax Counsel or Special Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

  The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code, whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes. The Prospectus Supplement for each Series of Certificates will specify whether a partnership election will be made, whether the Trust will be treated as a grantor trust or whether the Trust will issue one or more classes of Certificates treated as debt for federal income tax purposes.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE OR WHICH ISSUE NO CLASSES OF CERTIFICATES

TAX CHARACTERIZATION OF THE TRUST

  Federal Tax Counsel or Special Federal Tax Counsel will deliver its opinion that a Trust for which a partnership election is made or which issues no classes of certificates will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  General. The following discussion only applies to a Trust which elects to be treated as a partnership and issues one or more classes of Certificates. Furthermore, the following discussion assumes that all payments on the Certificates are denominated in U.S. dollars and that any such Certificates are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax consideration with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

  Treatment of the Notes as Indebtedness. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel or Special Federal Tax Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

  Interest Income on the Notes. Based on the above assumptions and except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. In the opinion of Federal Tax Counsel, a purchaser who buys a Note for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

  In the opinion of Federal Tax Counsel, a holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Sale or Other Disposition. In the opinion of Federal Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act. The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

  Foreign Holders. In the opinion of Federal Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the
Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

  In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  Backup Withholding. In the opinion of Federal Tax Counsel, each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.

  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Treatment of the Trust as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Company is not clear because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Company or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

  Partnership Taxation. In the opinion of Federal Tax Counsel, as a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In the opinion of Federal Tax Counsel, the Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  In the opinion of Federal Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and
(iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders although Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  In the opinion of Federal Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  In the opinion of Federal Tax Counsel, an individual taxpayer's share of expenses of the Trust (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such miscellaneous itemized deductions are only allowed to the extent they exceed, in the aggregate, 2% of an individual's adjusted gross income. Furthermore, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

  The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

  Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for U.S. federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued on May 9, 1997, if such a termination occurs, the Trust will be considered to have contributed the assets of the Trust (the "Old Partnership") to a new partnership (the "New Partnership") in exchange for interests in the New Partnership. Such interests would be deemed distributed to the partners of the Old Partnership in liquidation thereof, which would not constitute a sale or exchange.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. In the opinion of Federal Tax Counsel, a Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  In the opinion of Federal Tax Counsel, any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  In the opinion of Federal Tax Counsel, if a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, in the opinion of Federal Tax Counsel, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Company will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the

Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. In the opinion of Federal Tax Counsel, distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

  New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

  FASIT Legislation. During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "1996 Act"). The 1996 Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Beginning in September of 1997, the 1996 Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the 1996 Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Notes and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement or the Pooling and Servicing Agreement, as applicable, will permit the Depositor or the Trustee to take the appropriate action, or will set forth certain conditions which, if satisfied, will permit the Depositor to amend such Trust Agreement or Pooling and Servicing Agreement, in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement or Pooling and Servicing Agreement as may be permitted by reason of the making of such an election. However, there can be no assurance that the Depositor or the Trustee will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement or Pooling and Servicing Agreement in connection with any election. Transition rules provided for by the FASIT legislation contemplate that the entities in existence on August 31, 1997 may elect to be taxed under the FASIT rules. However, how such an election would be made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

  If a partnership election is not made and the Trust does not issue one or more classes of Certificates treated as debt for Federal income tax purposes, Federal Tax Counsel or Special Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I, subchapter J, Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

  Characterization. In the opinion of Federal Tax Counsel, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  In the opinion of Federal Tax Counsel, each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other
Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

  Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, in the opinion of Federal Tax Counsel, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount". Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

  Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions", as defined below, of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

  With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. In the opinion of Federal Tax Counsel, a Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

  Election to Treat All Interest as OID. In the opinion of Federal Tax Counsel, the OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

  Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates, one class being a subordinate class and the other being a senior class (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively) the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Receivable equal to the difference between the pass-through rate on the Subordinate Certificates and the pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

  The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market values of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

  Trust Stripped Bond. Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

  Trust Stripped Coupon. The Trust Stripped Coupon will be treated as a debt instrument with original issued discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

  Effect of Subordination. If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Receivables or amounts available from a Reserve Account or other form of credit enhancement, if any.

  Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate

Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

  Sale or Exchange of a Grantor Trust Certificate. In the opinion of Federal Tax Counsel, a sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  In the opinion of Federal Tax Counsel, Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

  Non-U.S. Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables of where the obligor is not a natural person in order to qualify for the exemption from withholding.

  As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

  Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

TRUSTS WHICH ISSUE ONE OR MORE CLASSES OF CERTIFICATES TREATED AS DEBT FOR FEDERAL INCOME TAX PURPOSES

TAX CHARACTERIZATION OF THE TRUST

  Federal Tax Counsel or Special Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Certificates treated as debt for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Treatment of the Certificates as Indebtedness. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Certificates as debt for federal income tax purposes. Federal Tax Counsel or Special Federal Tax Counsel will, if so provided in the related Prospectus Supplement, advise the Trust that the Certificates will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Certificates is correct.

  OID, etc. The discussion below assumes that all payments on the Certificates are denominated in U.S. dollars, and that the Certificates are not Strip Certificates. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

  Interest Income on the Certificates. Based on the above assumptions and except as discussed in the following paragraph, although the matter is not entirely clear, Federal Tax Counsel is of the opinion that the Certificates will not be considered issued with OID. In such case, the stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. In the opinion of Federal Tax Counsel, a purchaser who buys a Certificate for more or less than its principal amount will generally be subject to the premium amortization or market discount rules, respectively, of the Code.

  In the opinion of Federal Tax Counsel, a holder of a Certificate that has a fixed maturity date of not more than one year from the issue date of such Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Certificate in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

  Sale or Other Disposition. In the opinion of Federal Tax Counsel, if a Certificateholder sells a Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate to a particular Certificateholder will equal the holder's cost for the Certificate, increased by any market discount, acquisition discount, OID and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

  Foreign Holders. In the opinion of Federal Tax Counsel, interest payments made (or accrued) to a Certificateholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Certificates with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing the foreign person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Certificate. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

  In the opinion of Federal Tax Counsel, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Certificate by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  Backup Withholding. In the opinion of Federal Tax Counsel, each holder of a Certificate (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder and remit the amount withheld to the IRS as a credit against the holder's federal income tax liability.

  Possible Alternative Treatments of the Certificates. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Certificates did not represent debt for federal income tax purposes, the Certificates might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Certificates recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Certificates as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

                                     * * *

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM WITH RESPECT TO THEIR PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

  Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given Series will be discussed in the related Prospectus Supplement.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

  A plan fiduciary considering the purchase of Securities of a given Series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUST THAT DOES NOT ISSUE NOTES

  The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates").

  The U.S. Department of Labor has granted to the lead underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

    (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

    (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the Trustee, the Master Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  The Depositor believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the underwriter or underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

SUBORDINATE CERTIFICATES

  The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinate Certificates because the Subordinate Certificates are subordinate to certain other Classes of Certificates. Consequently, transfers of the Subordinate Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect the transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Book-Entry Certificate that is a Subordinate Certificate. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

                             PLAN OF DISTRIBUTION

  The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with the other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

  Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions. The selling commission for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

  The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Receivables pending the sale of such Receivables or interests therein, including the Securities.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities of any Series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York.

                           INDEX OF PRINCIPAL TERMS

  Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

1996 Act...................................................................  55
Act........................................................................  50
Actuarial Receivables......................................................  19
Administration Agreement...................................................  44
Administrator..............................................................  44
Advance....................................................................  10
APR........................................................................  20
Balloon Payment Receivables................................................  19
Base Rate..................................................................  28
Benefit Plan...............................................................  63
Calculation Agent..........................................................  28
Calculation Date...........................................................  29
Cash sale differential.....................................................  47
CD Rate....................................................................  29
CD Rate Determination Date.................................................  29
CD Rate Security...........................................................  28
Cede.......................................................................  17
Certificate Balance........................................................   6
Certificate Distribution Account...........................................  37
Certificate Pool Factor....................................................  21
Certificateholder..........................................................  11
Certificates...............................................................   1
Closing Date...............................................................   7
Code.......................................................................  48
Collateral Reinvestment Account............................................   8
Collection Account.........................................................  36
Collection Period..........................................................  39
Commercial Paper Rate......................................................  29
Commercial Paper Rate Determination Date...................................  29
Commercial Paper Rate Security.............................................  28
Commission.................................................................   2
Company....................................................................   4
Composite Quotations.......................................................  28
Contracts..................................................................  20
Cutoff Date................................................................   7
Dealers....................................................................   4
Definitive Certificates....................................................  33
Definitive Notes...........................................................  33
Definitive Securities......................................................  33
Depositor..................................................................   1
Depository.................................................................  22
Distribution Date..........................................................  27
DTC........................................................................  17
Early Amortization Event...................................................   8
Eligible Deposit Account...................................................  38
Eligible Institution.......................................................  38
Eligible Investments.......................................................  37
ERISA......................................................................  63
Events of Default..........................................................  23

Exemption...............................................................     64
FASIT...................................................................     55
Federal Funds Rate......................................................     30
Federal Funds Rate Determination Date...................................     30
Federal Funds Rate Security.............................................     28
Federal Tax Counsel.....................................................     48
Financed Vehicles.......................................................      7
Fixed Rate Securities...................................................     28
Floating Rate Securities................................................     28
foreign person.......................................................... 50, 62
FTC Rule................................................................     47
Funding Period..........................................................      8
GCM.....................................................................     65
Grantor Trust...........................................................      4
Grantor Trust Certificateholders........................................     55
Grantor Trust Certificates..............................................     55
H.15(5-19)..............................................................     28
Indenture...............................................................      5
Indenture Trustee.......................................................      4
Index Maturity..........................................................     28
Indirect Participants...................................................     32
Initial Receivables.....................................................      8
Insolvency Event........................................................     42
Interest Rate...........................................................      5
Interest Reset Date.....................................................     28
Interest Reset Period...................................................     28
Investment Income.......................................................      9
IRS.....................................................................     48
LIBOR...................................................................     31
LIBOR Determination Date................................................     31
LIBOR Security..........................................................     28
London Banking Day......................................................     31
Master Servicer.........................................................      4
Money Market Yield......................................................     30
New Partnership.........................................................     52
New Regulations.........................................................     55
Note Distribution Account...............................................     36
Note Pool Factor........................................................     21
Noteholder..............................................................     11
Notes...................................................................      1
OID..................................................................... 49, 61
OID regulations......................................................... 49, 61
Old Partnership.........................................................     52
Originator..............................................................   1, 4
Owner Trust.............................................................      4
Participants............................................................     32
Pass-Through Rate.......................................................      6
Payahead Account........................................................     37
Payaheads...............................................................     39
Plan Assets Regulation..................................................     63
Pooling and Servicing Agreement.........................................      4
Pre-Funded Amount.......................................................      8
Pre-Funding Account.....................................................      8

Precomputed Advance.....................................................     10
Precomputed Receivables.................................................     19
Prospectus Supplement...................................................      1
Purchase Agreement......................................................     34
Receivables.............................................................   1, 7
Receivables Pool........................................................     17
Registration Statement..................................................      2
Related Documents.......................................................     25
Repurchase Amount.......................................................     35
Restricted Group........................................................     64
Reuters Screen LIBO Page................................................     31
Revolving Period........................................................      8
Rule of 78's Receivables................................................     19
Rules...................................................................     32
Sale and Servicing Agreement............................................      7
Section 1286 Treasury Regulations.......................................     56
Securities..............................................................      1
Securities Act..........................................................      2
Security Owners.........................................................     32
Securityholders.........................................................     13
Senior Certificates..................................................... 58, 63
Series..................................................................      1
Servicer Default........................................................     41
Servicing Fee...........................................................     39
Servicing Fee Rate......................................................     39
Shortfall Amount........................................................     59
Short-Term Certificate..................................................     61
Short-Term Note.........................................................     49
Simple Interest Advance.................................................     10
Simple Interest Receivables.............................................     19
Special Federal Tax Counsel.............................................     48
Spread..................................................................     28
Spread Multiplier.......................................................     28
Strip Certificates......................................................      6
Strip Notes.............................................................      5
Subordinate Certificates................................................     58
Subordinate Class Percentage............................................     59
Subsequent Receivables..................................................      8
Subsequent Transfer Date................................................     13
Subservicer.............................................................      4
Transfer and Servicing Agreements.......................................     34
Treasury bills..........................................................     31
Treasury Rate...........................................................     31
Treasury Rate Determination Date........................................     32
Treasury Rate Security..................................................     28
Trust...................................................................      1
Trust Accounts..........................................................     37
Trust Agreement.........................................................      4
Trust Stripped Bond.....................................................     58
Trust Stripped Coupon...................................................     59
Trustee.................................................................      4
UCC.....................................................................     32
US Person...............................................................     60

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-
MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS UNAUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SO-LICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUP-PLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR
THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Reports to Certificateholders..............................................  S-2
Incorporation of Certain Documents by Reference............................  S-2
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-15
The Trust.................................................................. S-16
The Trust Assets........................................................... S-17
CPS's Automobile Contract Portfolio........................................ S-17
The Receivables Pool....................................................... S-24
Yield Considerations....................................................... S-30
Pool Factors and Other Information......................................... S-31
Use of Proceeds............................................................ S-31
The Depositor.............................................................. S-31
The Originators............................................................ S-31
Standby Servicer........................................................... S-32
The Certificates........................................................... S-32
The Policy................................................................. S-45
The Certificate Insurer.................................................... S-47
ERISA Considerations....................................................... S-49
Underwriting............................................................... S-49
Legal Matters.............................................................. S-50
Experts.................................................................... S-50
Index of Terms............................................................. S-51
                                   PROSPECTUS
Available Information......................................................    2
Reports to Securityholders.................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................   13
The Trusts.................................................................   17
The Receivables Pools......................................................   19
Weighted Average Life of the Securities....................................   20
Pool Factors and Trading Information.......................................   21
Use of Proceeds............................................................   22
The Depositor..............................................................   22
The Originators............................................................   22
Description of the Notes...................................................   22
Description of the Certificates............................................   27
Certain Information Regarding the Securities...............................   28
Description of the Transfer and Servicing Agreements.......................   34
Certain Legal Aspects of the Receivables...................................   45
Material Federal Income Tax Consequences...................................   48
ERISA Considerations.......................................................   63
Plan of Distribution.......................................................   65
Legal Matters..............................................................   65
Index of Principal Terms...................................................   66

                                --------------

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EF-FECTING TRANSACTIONS IN THE CLASS A CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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--------------------------------------------------------------------------------

                                  [LOGO] CPS

                               CPS GRANTOR TRUST
                                     1998-1

                                  $177,607,078

                    6.00% ASSET BACKED CERTIFICATES, CLASS A

                        FINANCIAL ASSET SECURITIES CORP.

                                   DEPOSITOR

                       CONSUMER PORTFOLIO SERVICES, INC.

                            ORIGINATOR AND SERVICER

                                --------------

                             PROSPECTUS SUPPLEMENT

                                --------------

GREENWICH CAPITAL MARKETS
--------------------------------------------------------------------------------
A DIVISION OF NATWEST MARKETS                                         [LOGO]NWM

                                 MARCH 12, 1998

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